UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UQM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Dear Shareholder:

On August 25, 2017, UQM Technologies, Inc. (“UQM” or the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with China National Heavy Duty Truck Group Co., Ltd. (“CNHTC”) and its wholly-owned subsidiary, Sinotruk (BVI) Limited (the “Buyer”), pursuant to which the Buyer will acquire newly issued shares of common stock of UQM in two stages, and UQM and CNHTC plan to create a joint venture to manufacture and sell electric propulsion systems for commercial vehicles and other vehicles in China. The terms of the Purchase Agreement were unanimously approved by the boards of directors of both companies.

In the first stage, which closed on September 25, 2017, the Buyer acquired 5,347,300 shares, representing 9.9% of the total outstanding shares of UQM as of the date of the Purchase Agreement, for an aggregate consideration of approximately $5.1 million. In the second stage, the Buyer will acquire such number of additional shares (the “Second Stage Shares”) resulting in the Buyer owning a total of 34% of UQM’s then-outstanding common stock on a fully diluted basis, accounting for all outstanding stock options and warrants (38% on the basis of common stock shares currently outstanding) (the “Second Stage Transaction”).

Given the significant percentage of shares that may be issued in the Second Stage Transaction, the NYSE American stock exchange deems the Second Stage Transaction to result in a “change of control” requiring shareholder approval. Accordingly, at this year’s annual meeting, you will be asked to consider and vote on a proposal to approve the issuance by the Company of the Second Stage Shares pursuant to the terms of the Purchase Agreement in addition to other proposals as set forth in the accompanying proxy statement.

THE BOARD OF DIRECTORS OF UQM UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE SECOND STAGE SHARES AS CONTEMPLATED BY THE PURCHASE AGREEMENT AND FOR THE OTHER PROPOSALS PRESENTED AT THE ANNUAL MEETING.

The proxy statement provides information about the matters you will be asked to consider and vote on at the Annual Meeting, including information about the Second Stage Transaction. UQM encourages you to read the entire proxy statement carefully, including the annexes and documents incorporated by reference. You may also obtain more information about the Company from documents the Company has filed with the Securities and Exchange Commission.

Thank you for your cooperation and continued support.

Very truly yours,

/s/ DONALD W. VANLANDINGHAM
Donald W. Vanlandingham
Chairman of the Board

/s/ JOSEPH R. MITCHELL
Joseph R. Mitchell
Chief Executive Officer and Director

PRELIMINARY COPY-SUBJECT TO COMPLETION

UQM TECHNOLOGIES, INC.
4120 Specialty Place
Longmont, Colorado 80504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 30, 2017

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of UQM Technologies, Inc. (“we,” “us,” “our,” “UQM” or the “Company”) will be held on the 30th day of November, 2017, at 10:00 a.m., local time at 4120 Specialty Place, Longmont, Colorado 80504 for the following purposes:

1.	To approve the issuance by the Company of the Second Stage Shares (as defined in this proxy statement) pursuant to the terms of the stock purchase agreement, dated August 25, 2017 (the “Purchase Agreement”), entered into with China National Heavy Duty Truck Group Co., Ltd. (“CNHTC”) and its wholly-owned subsidiary, Sinotruk (BVI) Limited (the “Buyer”), for purposes of complying with Section 713 of the NYSE American Company Guide.

2.	To elect five directors for a term expiring at the 2018 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified.

3.	To approve an amendment and restatement of the Company’s Employee Stock Purchase Plan to increase the number of shares available for issuance by 500,000 shares.

4.	To approve, on an advisory basis, the compensation for our named executive officers.

5.	To vote, on an advisory basis, on the frequency of future advisory votes to approve compensation for our named executive officers.

6.	To ratify the appointment of Hein & Associates LLP to act as our independent registered public accounting firm for the year ending December 31, 2017.

7.	To transact such other business as may properly come before the Annual Meeting.

The record date for the Annual Meeting has been fixed at October 5, 2017. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

-, 2017	By order of the board of directors

/s/ DAVID I. ROSENTHAL
David I. Rosenthal, Secretary

YOUR VOTE IS IMPORTANT. Please vote, whether or not you expect to attend the Annual Meeting, as soon as possible. You may vote by using the Internet or by telephone or by signing and returning the paper proxy card by mail. Your vote is being solicited by the board of directors. If you attend the meeting, you may vote in person even though you have submitted a proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 30, 2017:

The Company’s proxy statement for the Annual Meeting and its Transition Report on Form 10-K for the transition period from April 1, 2016 to December 31, 2016 (the “Annual Report”) are available online at www.envisionreports.com/UQM.

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY STATEMENT

UQM TECHNOLOGIES, INC.
4120 Specialty Place
Longmont, Colorado 80504

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 30, 2017

This proxy statement and proxy card are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at the Annual Meeting, which will be held at 4120 Specialty Place, Longmont, Colorado 80504, on November 30, 2017, at 10:00 a.m. local time. On October •, 2017, we began mailing to shareholders as of the close of business on October 5, 2017 (the “Record Date”) either a Notice of Internet Availability of Proxy Materials (the “Notice”) or this proxy statement and proxy card.

QUESTIONS AND ANSWERS ABOUT THE SECOND STAGE TRANSACTION AND ANNUAL MEETING

Why am I receiving these proxy materials?

You have received these proxy materials because you own shares of UQM Technologies, Inc. common stock as of the Record Date, and our Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes the proposals to be voted on at the Annual Meeting so that you can make an informed decision with respect to your vote.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our shareholders by delivering a Notice in the mail. We are sending the Notice to most shareholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy materials, including this proxy statement and the Annual Report, over the Internet. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Shareholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.envisionreports.com/UQM.

On what items am I voting?

You will be voting on six proposals at the Annual Meeting, one of which relates to the sale of the Second Stage Shares to the Buyer (Proposal 1):

Proposal 1: approval of the issuance by the Company of the Second Stage Shares pursuant to the terms of the Purchase Agreement for purposes of complying with Section 713 of the NYSE American Company Guide.

Proposal 2: election of five directors for a term expiring at the 2018 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified.

Proposal 3: approval of an amendment and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for issuance by 500,000 shares.

1

Proposal 4: advisory vote to approve the compensation for our named executive officers.

Proposal 5: advisory vote to recommend the frequency of future advisory votes to approve compensation for our named executive officers.

Proposal 6: ratification of the appointment of Hein & Associates LLP to act as our independent registered public accounting firm for the year ending December 31, 2017.

What are the principal terms of the transaction with the Buyer?

Pursuant to the Purchase Agreement, the Buyer will acquire newly issued shares of common stock of UQM in two stages. In the first stage, which closed on September 25, 2017, the Buyer acquired 5,347,300 shares, representing 9.9% of the total outstanding shares as of the date of the Purchase Agreement, for an aggregate consideration of approximately $5.1 million (the “First Stage Transaction”). In the second stage, the Buyer will acquire such number of additional shares (the “Second Stage Shares”) resulting in the Buyer owning a total of 34% of UQM’s then-outstanding common stock on a fully diluted basis, accounting for all outstanding stock options and warrants (38% on the basis of common stock shares currently outstanding) (the “Second Stage Transaction”). The purchase price for the Second Stage Shares (which is the same price at which the shares were sold in the First Stage Transaction) will be set at approximately $0.95 per share, which represents a 15 percent premium to the average daily trading price of Company common stock during the 30 days immediately prior to the signing of the Purchase Agreement.

Based on the current total outstanding shares of common stock of UQM, the total number of shares of common stock of UQM to be acquired by the Buyer in the Second Stage Transaction would be 24,348,500 shares for total proceeds of approximately $23.2 million.

Closing of the Second Stage Transaction is subject to the approval of UQM’s shareholders of the issuance of the Second Stage Shares (Proposal 1). Closing of the Second Stage Transaction is also subject to approval by the Committee on Foreign Investment in the United States (“CFIUS”) under Section 721 of the Defense Production Act of 1950, as amended, as it will result in a material investment by a foreign-controlled entity in the Company. For more details about the Second Stage Transaction and the transaction with the Buyer, please see Proposal 1 to this proxy statement.

If shareholders approve the Second Stage Transaction, will I be required to sell my shares of UQM common stock?

No. The Second Stage Transaction involves the purchase by the Buyer of newly issued shares of common stock of UQM. It is not a purchase of shares from UQM’s existing shareholders or a merger agreement, pursuant to which UQM shareholders would receive consideration in exchange for their common stock. Thus, you are not requested to sell your shares and shareholders of the Company prior to the Second Stage Transaction’s closing will continue to own their shares of UQM common stock following the closing.

If the Second Stage Transaction is approved, will UQM remain a public company?

Yes. Following closing of the Transaction, UQM will continue to remain a public company with its shares listed for trading on the NYSE American stock exchange and the requirement to file its annual reports (including the audited financial statements contained therein) and other reports with the SEC.

2

What is the effect to UQM and its other shareholders if the Second Stage Transaction is completed and the Buyer becomes a significant shareholder?

Pursuant to the terms of the Purchase Agreement, upon closing of the First Stage Transaction on September 25, 2017, CNHTC exercised its right to nominate (subject to the Company’s reasonable consent) one non-voting observer to the Board (the “Board Observer”). Accordingly, the Board appointed Mr. Ma Chunji, who is the chairman of the board of directors of both CNHTC and the Buyer, as the Board Observer. Upon closing of the Second Stage Transaction, (i) the Company will increase the size of the Board to eight members, (ii) the Board Observer shall have all the rights of a full Board member and (iii) CNHTC will have the right to nominate two additional Board members. In addition, for as long as CNHTC owns at least 33% of the total outstanding shares of common stock of the Company, CNHTC will have the right to nominate three of the Board’s eight members, including the Chairman of the Board.

Following the successful completion of the Second Stage Transaction and for as long as CNHTC maintains an ownership interest of at least 25% of the Company’s common stock shares outstanding, the Company has also agreed to confer with CNHTC in advance (unless it is impractical to confer in advance) of undertaking certain extraordinary actions, including (i) issuing new shares of stock, (ii) increasing our Board size beyond eight directors, (iii) amending the Company’s by-laws, (iv) consummating agreements involving payments or encumbrances exceeding $500,000 annually, (v) entering any union agreement or plan, (vi) granting new equity compensation awards exceeding 1.5% of the current outstanding common stock, (vii) issuing any dividend or distribution of cash or property, or (viii) terminating the employment of (except for cause) or amending any of the employment agreements with current Company executives; provided, however, that following receipt of any good-faith, material objections from CNHTC to any of the above actions, the Company will modify such actions to the extent commercially reasonable without violating restrictions or requirements arising under applicable corporation laws, director fiduciary duties or the Company’s articles of incorporation or bylaws.

In addition, as a result of the Buyer’s significant ownership percentage following the completion of the Second Stage Transaction, the Buyer will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change in control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our shareholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other shareholders. The concentration of ownership may also contribute to the low trading volume and volatility of our common stock.

Does the Board recommend the Second Stage Transaction?

Our Board determined that the Second Stage Transaction, on the terms and conditions set forth in the Purchase Agreement, are fair to and in the best interests of the Company and our shareholders. The Board approved the Purchase Agreement, including the Second Stage Transaction, and directed the officers of the Company to sign the Purchase Agreement and to perform all of the obligations on the part of the Company under the Purchase Agreement in order that the Second Stage Transaction may be closed as expeditiously as possible.

Accordingly, our Board recommends that our shareholders vote “FOR” Proposal 1: approval of the issuance by the Company of the Second Stage Shares pursuant to the terms of the Purchase Agreement for purposes of complying with Section 713 of the NYSE American Company Guide.

3

What factors did the Board consider and what were its reasons for approving the Second Stage Transaction and recommending that the shareholders approve the issuance of the Second Stage Shares?

In making its determinations, our Board considered various factors, including:

•	the immediate and long-term benefit to UQM’s financial condition of receiving approximately $23.2 million in cash from the sale of the shares in the Second Stage Transaction, in light of UQM’s current cash position and longer-term liquidity concerns;
•	UQM has conducted, with the assistance of a business development firm, a formal process over several years to seek strategic partners and/or investors for its electric motors and controllers business in the growing Chinese market as well as explored other opportunities for strategic partnership and/or investment. This process resulted in a proposed transaction with a smaller China market participant in 2016, which sought a majority interest in the Company’s shares and which sought to amend the Company’s articles of incorporation and bylaws in ways to reduce minority shareholder voting rights. That transaction was not approved by the Company’s shareholders due to this request to reduce minority shareholder rights, and the transaction was ultimately terminated. Thereafter, following that process, the Company entered discussions with the Buyer that have resulted in a transaction which the Company believes offers even a more compelling opportunity to build its financial capacity, access and market presence in the China market, which represents the Company’s most strategic growth target;
•	CNHTC is the parent company of Sinotruk (Hong Kong) Limited (“Sinotruk”), a leading heavy duty commercial vehicle manufacturer in China and one of the largest commercial vehicle groups in the world. In the year ended December 31, 2016, Sinotruk reported revenues from its heavy and light duty commercial trucks and buses, parts, and components of $4.9 billion, and reported shipping over 172,000 commercial vehicles and over 106,000 engines; and
•	the market position, captive market and apparent prospects, and financial condition of the Buyer, as UQM’s major shareholder and as a well-positioned guiding “partner” in helping UQM establish its China business.

See “PROPOSAL 1: Approval of the Issuance of the Second Stage Shares—Board Considerations” for additional considerations by the Board.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the receipt and timing of required approvals and satisfaction of other conditions to the closing of the Second Stage Transaction, our intended use of the proceeds from the sale of the Second Stage Shares, our beliefs or current expectations of the future financial prospects, operations and corporate governance procedures of the Company following the closing of the Second Stage Transaction with the Buyer, as well as our current beliefs of the future prospects of the Company if the Second Stage Transaction does not occur, whether as a result of a failure of our shareholders to approve the issuance of the Second Stage Shares or otherwise. We intend the forward-looking statements throughout this proxy statement to be covered by the safe harbor provisions for forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual outcomes to differ materially from our expectations. Additional information about the risks and uncertainties faced by the Company are described in the Annual Report and any subsequent reports filed with the SEC. Any forward-looking statement speaks only as of the date on which it is made. UQM does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

4

THE ANNUAL MEETING OF THE COMPANY’S SHAREHOLDERS

Time, Place and Purpose of the Annual Meeting

The Annual Meeting will be held at 10 a.m., local time, on November 30, 2017 at 4120 Specialty Place, Longmont, Colorado 80504. The Annual Meeting is being held for UQM’s shareholders to vote on the proposals described in this proxy statement.

If we do not receive sufficient votes by proxy or in person to constitute a quorum or to approve the items presented at the Annual Meeting, as permitted under Colorado law and by our bylaws, we will adjourn the meeting until a future date.

Who Can Vote at the Annual Meeting

Holders of our common stock at the close of business on the Record Date (October 5, 2017) are entitled to vote. As of that date, there were - shares of our common stock outstanding, each share being entitled to one vote. There are no other classes of voting securities outstanding.

Quorum; Vote Required

The presence, in person or by proxy, of the holders of one-third of the outstanding shares of our common stock entitled to vote will constitute a quorum, which will allow us to hold the Annual Meeting and conduct business. If a quorum is present, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required for passage of each of Proposal 1 (approval of the issuance of the Second Stage Shares), Proposal 2 (election of the directors), Proposal 3 (amendment and restatement of the ESPP), Proposal 4 (advisory vote on named executive officer compensation) and Proposal 6 (ratification of independent registered public accounting firm). In addition, for Proposal 5, the option of one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our shareholders of future advisory votes to approve compensation for our named executive officers.

Abstentions and broker non-votes (as described below) will be counted toward the presence of a quorum. No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters on which shareholders are voting at the Annual Meeting.

Voting Your Shares

Method of Voting. Shareholders of record may vote as described below:

•	You may vote by using the Internet. The address of the website for Internet voting is www.envisionreports.com/UQM. Internet voting is available 24 hours a day and will be accessible until - a.m. Eastern Time on November -, 2017. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until - a.m. Eastern Time on November -, 2017. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

•	You may vote in person. You may deliver a completed proxy card at the meeting or vote in person. While shareholders also may attend the meeting and vote in person, we strongly encourage you to vote in advance by using the Internet, by telephone or by signing and returning your proxy card.

5

If you are a shareholder of record voting by using the Internet, by telephone or by signing and returning the proxy card, you appoint Joseph R. Mitchell and David I. Rosenthal as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

If you own our common stock through a bank or broker, please refer to the voting instructions on the form you receive from such institution to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Changing your Vote. You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary at 4120 Specialty Place, Longmont, Colorado 80504; or

•	voting in person at the Annual Meeting.

Attendance at the meeting will not by itself revoke a proxy.

Broker Non-Votes. If your shares are held in “street name” through a bank or broker, your bank or broker may only vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm described in this proxy statement (Proposal 6). With respect to Proposal 6, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The remaining proposals are not considered routine matters under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but generally not for determining the number of shares voted for or against any non-routine matter, and therefore will have no effect on the outcome of the vote with respect to any non-routine matter.

IN ORDER TO HAVE YOUR VOTING PREFERENCES REFLECTED IN THE VOTING TABULATION, YOU MUST PROVIDE INSTRUCTIONS DIRECTLY TO YOUR BANK OR BROKERAGE FIRM IN ACCORDANCE WITH THE VOTING INSTRUCTIONS YOU RECEIVE FROM SUCH INSTITUTION.

6

Voting Recommendations of UQM’s Board

For the reasons described below in the proxy statement, our Board unanimously recommends voting your shares:

•	FOR the approval of the issuance by the Company of the Second Stage Shares pursuant to the terms of the Purchase Agreement, as required under Section 713 of the NYSE American Company Guide (Proposal 1).

•	FOR the election of each of the five nominated directors (Proposal 2).

•	FOR the approval of the amendment and restatement of the ESPP to increase the number of shares available for issuance by 500,000 shares (Proposal 3).

•	FOR the approval, on an advisory basis, of the compensation for our named executive officers (Proposal 4).

•	ONE YEAR for the recommendation, on an advisory basis, of the frequency of future advisory votes to approve compensation for our named executive officers (Proposal 5).

•	FOR the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm (Proposal 6).

Announcement of Voting Results

We will report the voting results on Form 8-K within four business days following the conclusion of the Annual Meeting. The Form 8-K will be available through our website at www.uqm.com or at www.sec.gov.

Householding

We, along with some banks, brokers and other nominee record holders may be participating in the practice of “Householding” proxy statements and annual reports. This means that only one copy of the proxy materials may have been sent to multiple shareholders sharing a household. The Company will promptly deliver a separate copy of the proxy materials to any shareholder upon written or oral request to the Corporate Secretary of the Company, UQM Technologies, Inc., 4120 Specialty Place, Longmont, Colorado 80504, telephone: (303) 682-4900. Any shareholder who wants to receive separate copies of the proxy materials in the future, or any shareholder who is receiving multiple copies and would like to receive only one per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and phone number.

Solicitation of Proxies

The expense of this solicitation is being borne by the Company. Solicitation of proxies may be made by mail, telephone or electronic transmission on our behalf by our directors, officers or employees, who will not be additionally compensated for this work.

7

PROPOSAL 1: Approval of the Issuance of the Second Stage Shares

Overview

On August 25, 2017, UQM entered into the Purchase Agreement with China National Heavy Duty Truck Group Co., Ltd. (“CNHTC”) and its wholly-owned subsidiary, Sinotruk (BVI) Limited (the “Buyer”), pursuant to which, the Buyer will acquire newly issued shares of common stock of UQM in two stages, and UQM and CNHTC plan to create a joint venture (the “JV”) to manufacture and sell electric propulsion systems for commercial vehicles and other vehicles in China. The terms of the Purchase Agreement were unanimously approved by the boards of directors of both companies.

In the First Stage Transaction, which closed on September 25, 2017, the Buyer acquired 5,347,300 shares, representing 9.9% of the total outstanding shares as of the date of the Purchase Agreement, for an aggregate consideration of approximately $5.1 million. In the second stage, the Buyer will acquire such number of additional shares (the “Second Stage Shares”) resulting in the Buyer owning a total of 34% of UQM’s then-outstanding common stock on a fully diluted basis, accounting for all outstanding stock options and warrants (38% on the basis of common stock shares currently outstanding) (the “Second Stage Transaction”). The purchase price for the Second Stage Shares (which is the same price at which the shares were sold in the First Stage Transaction) will be approximately $0.95 per share, which represents a 15 percent premium to the average daily trading price of Company common stock during the 30 days immediately prior to the signing of the Purchase Agreement.

Given the significant percentage of shares that may be issued in the Second Stage Transaction, the NYSE American stock exchange deems the Second Stage Transaction to result in a “change of control” requiring shareholder approval in accordance with Section 713 of the NYSE American Company Guide. Accordingly, we are seeking shareholder approval prior to the issuance of the Second Stage Shares pursuant to the terms of the Purchase Agreement.

Further Information about the Second Stage Transaction, including background regarding the transaction with the Buyer and the reasons why the Board believes the Second Stage Transaction is in the best interests of the Company and its shareholders, is discussed below.

Background

More than seven years ago, management and our Board realized a potential opportunity for sales of our products into the China market, which represents a fast-growing market and the largest potential market globally. In late 2013, the Board directed that management explore the best alternatives for increasing the Company’s business operations and prospects in China. After considering many alternative scenarios to enable direct sales into China, management determined that manufacturing products in an Asian-based facility with a well-positioned local partner offered the best strategic and economic alternative to service the large and growing Chinese domestic market.

In connection with pursuing a transaction with a company with experience in China, on September 25, 2013 the Board formed a Special Committee of independent directors of the Board (the “Special Committee”) to oversee and approve any significant transactions with a local partner. The Special Committee was reauthorized through a Special Committee Charter approved on June 2, 2017.

From 2014 through 2016, the Special Committee and an investment banking firm engaged by the Company considered and evaluated a number of potential strategic investors and/or partners that they believed would be a good fit for the Company and its strategic plans. In 2016, this process resulted in a proposed transaction (the “HK Transaction”) with Hybrid Kinetic Group Limited (“HK”), a smaller China market participant, which sought a majority interest in the Company’s shares and which sought to amend the Company’s articles of incorporation and bylaws in ways to reduce minority shareholder voting rights. The HK Transaction was not fully approved by the Company’s shareholders due to this request to amend the article of incorporation and reduce minority shareholder rights, and the transaction was ultimately terminated.

8

Following the termination of the HK Transaction, the Board conducted a review of the China strategy in January 2017. The Board determined that all of the reasons supporting the decision to enter into an investment and joint venture agreement with a potential China partner remained. However, the Board noted the significant loss of autonomy the Company faced in selling a majority interest in the Company to HK, and the Board noted the vote of the shareholders approving the HK Transaction but rejecting any change which would have reduced the voting rights of minority shareholders. On that basis, the Company’s management and Board determined that the Company should continue its search for a strategic China partner, but should focus its search on investors in China who were willing to acquire a minority interest in the Company, rather than a majority interest or other controlling interest that would require a change in the Company’s articles of incorporation. Thereafter, the Company entered into discussions with the Buyer that have resulted in a transaction which the Company believes offers even a more compelling opportunity to build its financial capacity, access and market presence in the China market, which continues to represent the Company’s most strategic growth target.

Summary of the Second Stage Transaction

Transaction	The Company will issue and sell to the Buyer, a wholly-owned subsidiary of CNHTC, newly issued shares of the Company’s common stock upon the terms and conditions of the Purchase Agreement.
Purchase Price

Based on the current total outstanding shares of common stock of UQM, the total number of Second Stage Shares to be acquired by the Buyer in the Second Stage Transaction would be 24,348,500 shares for total proceeds of approximately $23.2 million. This price is equal to approximately $0.95 per share, reflecting a 15% premium over the trading average of the Company’s common stock on a volume weighted average basis over the 30 trading days ended on August 25, 2017, the execution date of the Purchase Agreement. The Purchase Agreement does not provide for any adjustment to the per share purchase price. However, the total number of Second Stage Shares to be issued may be adjusted depending on the total number of shares then outstanding at closing, such that the Buyer will own a total of 34% of such shares outstanding on a fully diluted basis, accounting for all outstanding stock options and warrants.

Use of Proceeds

We intend to use the proceeds from the sale of the Second Stage Shares for business growth, particularly for the establishment and development of the JV, and for working capital and other general corporate purposes.

Buyer Ownership:

Following closing of the Second Stage Transaction, the Buyer will own a total of 34% of UQM’s then-outstanding common stock on a fully diluted basis, accounting for all outstanding stock options and warrants.

Conditions to Closing the Second Stage Transaction	Closing of the Second Stage Transaction is subject to the approval of UQM’s shareholders as set forth in this Proposal 1. Closing of the Second Stage Transaction is also subject to approval by the Committee on Foreign Investment in the United States (“CFIUS”) under Section 721 of the Defense Production Act of 1950, as amended, as it will result in a material investment by a foreign-controlled entity in the Company. The parties have agreed to submit a joint draft and final voluntary notice relating to the Second Stage Transaction to CFIUS as promptly as practicable following the execution of the Purchase Agreement, and the parties have further agreed to use reasonable best efforts to obtain all shareholder approvals and other consents and approvals from all governmental authorities that may be or become necessary for completion of the Second Stage Transaction. The parties expect to receive the aforementioned shareholder and CFIUS approval within 120 days of the execution of the Agreement, with options to extend such period as needed. However, there can be no assurance that any such approval will be obtained within such timeframe or at all.

9

The closing of the Second Stage Transaction is also subject to the satisfaction or waiver by the respective parties of customary closing conditions and other conditions, including, among others: (a) the accuracy at closing of the parties’ representations and warranties set forth in the Purchase Agreement and the parties’ compliance with their covenant obligations therein; (b) prior to the closing of the Second Stage Transaction, completion of a joint venture agreement (the “Joint Venture Agreement”) and a technology transfer agreement (the “Technology Transfer and Service Agreement”) between the parties governing development and sale of electric motor products in China, and (c) the filing of the Purchase Agreement with applicable Chinese governmental agencies.

Covenants Following the Closing of the Second Stage Transaction

Following the successful completion of the Second Stage Transaction and for as long as the Buyer maintains an ownership interest of at least 25% of the Company’s common stock shares outstanding, the Company has agreed to confer with CNHTC in advance (unless it is impractical to confer in advance) of undertaking certain extraordinary actions, including (i) issuing new shares of stock, (ii) increasing our Board size beyond eight directors, (iii) amending the Company’s by-laws, (iv) consummating agreements involving payments or encumbrances exceeding $500,000 annually, (v) entering any union agreement or plan, (vi) granting new equity compensation awards exceeding 1.5% of the current outstanding common stock, (vii) issuing any dividend or distribution of cash or property, or (viii) terminating the employment of (except for cause) or amending any of the employment agreements with current Company executives; provided, however, that following receipt of any good-faith, material objections from CNHTC to any of the above actions, the Company will modify such actions to the extent commercially reasonable without violating restrictions or requirements arising under applicable corporation laws, director fiduciary duties or the Company’s articles of incorporation or bylaws.

In addition, following the closing of the Second Stage Transaction and for so long as CNHTC beneficially owns more than 9.9% of the Company’s common stock and the Joint Venture Agreement has not been terminated, the Company will not, without the prior written consent of CNHTC, take any action to materially modify the Company’s business strategy in China from that contemplated in the Joint Venture Agreement or the Joint Venture’s annual budget or business plan, including strategy regarding automotive passenger cars in China, sales to Chinese third parties, licensing of technology to Chinese entities or other matters related to the China new energy vehicle market.

10

Board of Directors Following Closing of the Second Stage Transaction

Upon closing of the First Stage Transaction on September 25, 2017, CNHTC exercised its right to nominate (subject to the Company’s reasonable consent) one non-voting observer to the Board (the “Board Observer”). Accordingly, the Board appointed Mr. Ma Chunji, who is the chairman of the board of directors of both CNHTC and the Buyer, as the Board Observer. Prior to the closing of the Second Stage Transaction, the Board Observer has no voting power on the Board. Upon closing of the Second Stage Transaction, (i) the Company will increase the size of the Board to eight members, (ii) the Board Observer shall have all the rights of a full Board member and (iii) CNHTC will have the right to nominate two additional Board members. In addition, for as long as CNHTC owns at least 33% of the total outstanding shares of common stock of the Company, CNHTC will have the right to nominate three of the Board’s eight members, including the Chairman of the Board.

Noncompetition

The Company and CNHTC have agreed to negotiate in good faith to establish the JV through which the Company will conduct its business in China. Following the closing of the First Stage Transaction until the later of the termination of the Joint Venture Agreement and the date on which CNHTC ceases to own any shares of common stock of the Company, the Company has agreed not to undertake business in China that would directly or indirectly compete with the JV’s or CNHTC’s business in China.

Lockup and Standstill

The Buyer has agreed that from the date of the Purchase Agreement until the end of the first anniversary following the closing of the Second Stage Transaction, neither the Buyer nor any of its affiliates will, directly or indirectly, purchase any shares of capital stock of the Company representing a majority of the voting power of all the capital stock of the Company.

The Buyer also agreed that it will not, during the period commencing on the date of the Purchase Agreement and continuing for a period of one year (the “Lock-Up Period”), lend, offer, pledge, or sell, directly or indirectly, any shares of common stock of the Company without the prior written consent of a majority of the Board, subject to certain exceptions. The parties agreed that the Lock-Up Period will be immediately terminated and the Buyer will be entitled to sell or offer for sale its common stock purchased in the First Stage Transaction if the closing of the Second Stage Transaction cannot be consummated through the failure to obtain CFIUS approval or the failure of the parties to execute and deliver the Joint Venture Agreement and the Technology Transfer and Service Agreement, due to no act or omission by the Buyer.

Termination and Effect	If the Purchase Agreement is terminated without the Second Stage Transaction closing, then the Purchase Agreement will become void and of no further force and effect, with no liability on the part of any party to the Purchase Agreement (or any shareholder, director, officer, employee, agent or representative of such party) to any other party, except with respect to the parties’ confidentiality and indemnification obligations and the survival of customary governing law, notice and similar miscellaneous provisions. In addition, a termination of the Purchase Agreement will not impact the Buyer’s purchase of any shares prior to such termination date, including the shares purchased by the Buyer in the First Stage Transaction.

11

Registration Rights Agreement	Pursuant to the terms of the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Buyer. The Registration Rights Agreement provides that within 15 days of the earlier of 75 days after submission of the initial CFIUS application and three months after the date of the Purchase Agreement, the Company will file an initial registration statement covering the Buyer’s registrable securities. The Buyer will have customary “piggyback” registration rights. The Registration Rights Agreement also requires the Company to pay expenses relating to such registrations, indemnify the registration rights holders against certain liabilities, and pay the Buyer certain liquidated damages in the event its registration statements are not declared effective.

Board Considerations

In determining that the Second Stage Transaction is in the best interests of the Company and its shareholders, the Board and the Special Committee considered various factors, including the following (not necessarily in order of importance):

1.	Strategic objective of entry into China:

•	The Company’s management team and Board determined that the Buyer met their three most important criteria needed for a strategic partner in China: (1) strong capital position; (2) proven manufacturing capacity and other infrastructure in China; and (3) access to the Asia market.

•	Based on the understanding of the management team and the Board of the Company’s business, operations, financial condition and financing needs, earnings, growth prospects and products, they determined that it is critical that the Company expand its manufacturing, marketing and sales capacity into the growing Chinese market, the largest market in the world for electric vehicles. Accordingly, the Company has conducted, with the assistance of a business development firm focused on Asian opportunities, a formal process over the past few years to seek strategic partners and investors for the Company’s electric motors and controllers business in China, as well as to explore other opportunities for strategic partnership and/or investment.

•	The Company and its Board determined that to be a successful entrant into China, the Company needs additional capital reserves and a strong business affiliation with a China partner.

•	The completed First Stage Transaction and the contemplated Second Stage Transaction enable expansion into China and other international markets while providing the immediate and long-term financial benefit to the Company of receiving an aggregate of approximately $28.3 million in cash from the sale of its stock, thereby significantly enhancing the Company’s current cash position and alleviating longer-term liquidity concerns.

•	The Board believes that the transaction with the Buyer represents the best offer following an exhaustive market search aided by independent advisors with knowledge of the Asian markets. The Company’s management team and its Board believe this transaction provides compelling financial benefit and a strong likelihood of a successful entry into the China market.

12

2.	Concerns if the Company is unable to close the Second Stage Transaction or a similar transaction:

•	The Board and the Special Committee also considered the effect to the Company of not pursuing the transactions contemplated by the Purchase Agreement with the Buyer, including the Second Stage Transaction, or a similar transaction to acquire additional funds to continue its operations and pursue its desired strategy, and the consequences to the Company and its shareholders of this inaction, including:

o	At June 30, 2017, the Company had cash and cash equivalents of $2.1 million and working capital of $3.2 million. The Company’s net loss for the quarter ended June 30, 2017 was $1.3 million and its operating loss for the same quarter was $1.3 million. The Company’s current levels of cash and working capital will not continue to support this rate of operating losses until the future time at which the Company’s management and Board believes the Company will become profitable.

o	Even if the Company’s level of operations did not result in a continuing operating loss or the Company had sufficient cash and working capital on hand to satisfy its current rate of losses, the Company does not currently have sufficient funds for capital expenditures and initial working capital necessary to establish an Asia-based manufacturing facility to support the Chinese and other Asian markets. The Company’s management also believes, from its discussion with numerous China-based potential customers, that having an Asia-based manufacturing facility rather than exporting product from the United States is essential to its ability to generate sales in the China electric vehicle market.

•	Based on the analysis of the Company’s management on alternative sources of capital, including public or private sales of common stock, warrants, or convertible or nonconvertible debt securities and the likely price and other terms and conditions of such sales, the Board and the Special Committee determined that the significant cost of such financing, even if it could be obtained, to the Company and the attendant significant dilution to its shareholders was substantially less favorable to the Company than pursuing the Second Stage Transaction.

•	If the closing of the Second Stage Transaction cannot be consummated through the failure to obtain CFIUS approval or the failure of the parties to execute and deliver the Joint Venture Agreement and the Technology Transfer and Service Agreement due to no act or omission by the Buyer, then the Lock-Up Period will be immediately terminated and the Buyer will be entitled to sell or offer for sale its common stock purchased in the First Stage Transaction. Accordingly, any sales by the Buyer of a substantial number of shares of our common stock in the public market following a termination of the Lock-Up Period may cause the market price of our shares to decline.

3.	Adverse Factors:

•	The Second Stage Transaction might be delayed or might not close, including the risk that the required CFIUS approvals might not be obtained, and the likely loss of value to the Company if there is a delay or the Second Stage Transaction fails to close for any reason.

13

•	The Buyer will have a significant ownership percentage following the Second Stage Transaction and participation on the Company’s Board, which will enable the Buyer to affect the outcome of, or exert significant influence over, all matters requiring Board or shareholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change in control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our shareholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other shareholders. The concentration of ownership may also contribute to a low trading volume and volatility of our common stock.

•	The Company has must confer with CNHTC in advance of undertaking certain extraordinary actions and that CNHTC will have certain Board rights, as described under “-Summary of the Second Stage Transaction” above.

•	There may be commercial, cultural and other hurdles in executing the strategy of establishing a joint venture and market the Company’s products in China.

4.	Additional Factors:

•	The purchase price for the Second Stage Shares (which is the same price at which the shares were sold in the First Stage Transaction) will be set at approximately $0.95 per share, which represents a 15 percent premium to the average daily trading price of Company common stock during the 30 days immediately prior to the signing of the Purchase Agreement.

•	The terms and conditions of the Purchase Agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form and governance of the Company post-closing and the termination rights of the parties, taken as a whole, were more favorable than those terms and conditions negotiated with other potential strategic partners and/or investors.

•	Pursuant to the terms of the Purchase Agreement, all of the Company’s independent directors will continue to serve on the Board following the consummation of the Second Stage Transaction.

The foregoing discussion of the information and factors considered by the Company’s management team, the Board, and the Special Committee is not intended to be exhaustive, but includes the material factors considered by them. The Board based its favorable recommendation to the Company’s shareholders on the totality of the information presented.

Portions of this explanation of the reasons for the transactions contemplated by the Purchase Agreement, including the Second Stage Transaction, and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Concerning Forward-Looking Information” elsewhere in this proxy statement. In addition, you are encouraged to read the Purchase Agreement carefully in its entirety, which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2017.

14

Interests of the Company’s Directors and Executive Officers in the Transaction

None of the directors or executive officers of UQM have any interest in the Buyer or any relationship with the Buyer other than from association with the Buyer and its executives through the course of the negotiation of the Purchase Agreement.

The Purchase Agreement contemplates no change in management following the closing of the Second Stage Transaction. Mr. Mitchell and our other executive officers are parties to employment agreements with the Company, the terms of which end on December 31, 2019 in each case. As a condition to the closing of the Purchase Agreement, Messrs. Mitchell and Ley have amended their employment agreements to extend the non-competition and non-solicitation time periods set forth in their current agreements from a period of one year to two years from the date of termination of employment for any reason. In addition, in exchange for the extension of the non-competition and non-solicitation periods, the amendments to the employment agreements increased the severance payable to Mr. Mitchell upon a termination without cause (or termination for good reason) to two years of base salary (from one year of base salary) and increased the severance payable to Mr. Ley upon a termination without cause (or termination for good reason) to two years of base salary (from six months of base salary). The parties have agreed that following the closing of the Transaction, the Company will continue to honor the terms of those employment agreements, as amended.

Required Vote

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required for this proposal. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE BY THE COMPANY OF THE SECOND STAGE SHARES.

15

PROPOSAL 2: Election of Directors

Pursuant to the bylaws of the Company, the Board sets the number of directors. The Board currently consists of five members. The Board has nominated five candidates to stand for re-election to the Board, four of whom (Messrs. Vanlandingham, Roy, Sellinger and Sztykiel) are independent directors, as defined in the applicable rules of the SEC and the NYSE American. The other member is the Company’s Chief Executive Officer. Proxies may not be voted for more than five persons. The Board is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the Annual Meeting, the shareholders will elect five members to the Board. In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below. The Company expects each of the nominees listed below to be able to serve as a director. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

Name	Age	Position with the Company	Officer or Director Since	Business Experience
Donald W. Vanlandingham	77	Chairman of the Board, Member of the Compensation Committee and Member of the Governance and Nominating Committee	2003

Chairman of the Board of Directors of Ball Aerospace and Technologies Corporation, a wholly-owned subsidiary of Ball Corporation from 2002 to 2003; President and Chief Executive Officer of Ball Aerospace and Technologies Corporation from 1996 to 2002.

Joseph R. Mitchell	57	President and Chief Executive Officer	2012

President and CEO of UQM since January 2016. Interim President and CEO of UQM from July 2015 to January 2016. Senior VP of Operations of UQM from June, 2012 to December 2015. Director of Quality, North America for A123 Systems, Inc. from March to May, 2012. Director of Operations and Quality - North American Hybrid Electric Drives for Continental Automotive from 2008 to February, 2012.

16

Name	Age	Position with the Company	Officer or Director Since	Business Experience
Stephen J. Roy	67	Director, Chairman of the Audit Committee and Member of the Compensation Committee	2000	Principal, STL Capital Partners, LLC since 2002. Managing Director - Investment Banking for A. G. Edwards & Sons, Inc. from 1989 through 2002.
Joseph P. Sellinger	71	Director, Chairman of the Compensation Committee, and Member of the Audit Committee and the Governance and Nominating Committee	2008	Vice President, Anheuser Busch Companies and Chairman, President and Chief Executive Officer of the Anheuser Busch Packaging Group from 2000 to 2006.
John E. Sztykiel	60	Director, Chairman of the Governance and Nominating Committee and Member of the Audit Committee	2012	President, Chief Executive Officer and Director, Spartan Motors, Inc. from 2002 to February 2015.

We have provided below information about each director’s specific experience, qualifications, attributes or skills that led our Board to conclude, in light of our business and corporate strategy that such individual should serve as a director of the Company.

Mr. Vanlandingham, our Chairman, has been an independent director of the Company for 14 years. He brings many years of leadership and management experience as Chairman and Chief Executive Officer of a major technology and manufacturing company to his role on the Board. With experience in overseeing development of technology and complex equipment with attention to development schedules, production, quality, business development and budgets, he brings valuable insight to the Board as it oversees the Company’s operations and strategy.

Mr. Mitchell is our President and Chief Executive Officer. Mr. Mitchell has over 26 years of experience in the automotive sector with particular focus in operations and quality, and over 16 years of experience in hybrid electric automotive applications. Mr. Mitchell brings operational and management experience specific to UQM’s business and is a recognized leader in the electric propulsion industry.

Mr. Roy has been an independent director of the Company for over 17 years. With over 30 years of investment banking experience and ten years’ experience as a principal and co-founder of a private equity business, Mr. Roy brings valuable insight to the Company in finance and accounting, capital markets, business analysis and strategy. Mr. Roy has the financial background and skills to serve as an “audit committee financial expert.”

Mr. Sellinger has been an independent director of the Company since 2008. He brings extensive senior management experience with a major manufacturing company to his role on the Board. From his experience running a high volume manufacturing business with annual sales in excess of $1 billion, he provides valuable insight to the Board on operations, planning and implementation of strategy, risk management and other issues as the Company launches volume production of its products.

17

Mr. Sztykiel has been an independent director of the Company since 2012. Mr. Sztykiel was the Chief Executive Officer of a manufacturer of trucks and truck components for 12 years. In this capacity, Mr. Sztykiel has extensive senior management and marketing experience in the North American truck market. Mr. Sztykiel’s extensive management experience in a manufacturing company servicing the truck market provides valuable insight to the Board on strategy, marketing and manufacturing of the Company’s products.

No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

During the transitional nine months ended December 31, 2016, the Board held twelve meetings. Each incumbent director attended or participated in more than 80 percent of the meetings of the Board and Board committees on which he served during the period he was a director. Participation at meetings was sometimes by telephone, which is authorized under Colorado law. The Company encourages directors to attend the annual meeting of shareholders each year. At the 2016 Annual Meeting of Shareholders held November 22, 2016, all members of the Board attended. The independent directors serving on the Board periodically meet as a group without management present. None of the directors listed above have been involved during the last ten years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to serve as a director of the Company.

Changes to Board if the Second Stage Transaction is Completed

Pursuant to the terms of the Purchase Agreement, upon closing of the First Stage Transaction on September 25, 2017, CNHTC exercised its right to nominate (subject to the Company’s reasonable consent) one non-voting observer to the Board. Accordingly, the Board appointed Mr. Ma Chunji, who is the chairman of the board of directors of both CNHTC and the Buyer, as the Board Observer. Mr. Ma is a senior economist with over 30 years’ experience in government, corporate management and strategic planning.

Prior to the closing of the Second Stage Transaction, the Board Observer has no voting power on the Board. Upon closing of the Second Stage Transaction, (i) the Company will increase the size of the Board to eight members, (ii) the Board Observer shall have all the rights of a full Board member and (iii) CNHTC will have the right to nominate two additional Board members. In addition, for as long as CNHTC owns at least 33% of the total outstanding shares of common stock of the Company, CNHTC will have the right to nominate three of the Board’s eight members, including the Chairman of the Board. Shareholders should note that while they will elect five directors at the Annual Meeting, the remaining three directors to be nominated by the Buyer pursuant to the terms of the Purchase agreement will not be nominated and elected until after the closing of the Second Stage Transaction.

Required Vote

Each of the five nominees for director will be elected upon the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required for this proposal. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES PRESENTED.

18

Board and Corporate Governance Matters

Selecting Nominees for Director

The Board has delegated to the Governance and Nominating Committee the responsibility for reviewing and recommending to the Board nominees for director. The Governance and Nominating Committee, in evaluating director candidates, considers factors such as professional background and skills, age and business experience, personal character and values, ethical standards, diversity, existing outside commitments and planned future commitments, among other things. However, the Governance and Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

The Governance and Nominating Committee is responsible for recommending nominees for election at the Annual Meeting and for identifying one or more candidates to fill any vacancies that may occur on the Board. The Governance and Nominating Committee may use a variety of sources to identify new candidates such as recommendations from independent directors or members of management, search firms, discussions with business associates and other persons who may know of suitable candidates to serve on the Board and shareholder recommendations. Evaluation of candidates typically includes a review of the candidate’s qualifications by the Governance and Nominating Committee based upon the factors described above, interviews with one or more members of the committee and interviews with one or more members of the Board. The Governance and Nominating Committee then recommends suitable candidates to the full Board who then approves or rejects the nominee.

The Governance and Nominating Committee will consider director candidates proposed by shareholders using the same evaluation criteria as for candidates recommended from other sources. Any shareholder interested in submitting a prospective nominee for consideration by the Governance and Nominating Committee should submit the candidate’s name and qualifications addressed to: Corporate Secretary at 4120 Specialty Place, Longmont, Colorado 80504. See the section entitled “Proposals by Shareholders for the 2018 Annual Meeting” for additional information.

Board Diversity

Our Board is comprised of accomplished professionals who represent diverse and key areas of expertise including, national and international business, operations, marketing, manufacturing, finance and investing, management, entrepreneurship, government and science, research and technology. While we do not have a formal diversity policy with respect to director nominations, we believe that the diversity of skills, knowledge, opinions and fields of expertise represented on our Board is one of the Board’s core strengths. When identifying and selecting director nominees, the Governance and Nominating Committee considers the impact a nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise together with considering diversity of race, gender and national origin of potential director candidates. We believe that the resulting diversity of directors allows the Board to engage in honest and challenging discussions, in service of the best decisions for the Company and its shareholders. The diversity of our directors’ skills allows each director an opportunity to provide specific leadership in his respective areas of expertise.

Board Leadership Structure

We have a Board leadership structure whereby the positions of Chairman of the Board and Chief Executive Officer are separate. We believe this structure provides the Board with independent leadership and oversight of management and allows the Chief Executive Officer to concentrate on the Company’s business operations.

Our Board is comprised of five directors, four of whom are independent directors. All of our independent directors are highly accomplished and experienced business leaders in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with Board processes.

We believe the current Board leadership structure facilitates effective communication, oversight and governance of the Company consistent with the best interests of the Company’s shareholders and other stakeholders.

19

Board Risk Oversight

Our Company faces a number of risks including financial, operational, reputational, credit and liquidity, governance and regulatory. The Chief Executive Officer and Chief Financial Officer are primarily responsible for identifying, assessing and managing these risks. The Board provides additional risk oversight in several ways, including: (a) discussing internal controls and financial reporting annually through review and approval of the Company’s annual budget, including a review of potential risks that could negatively impact the proposed budget and plan; (b) performing regular reviews with management regarding the Company’s liquidity and capital requirements; and (c) engaging in periodic discussions regarding operational, asset protection and security, regulatory and other risks with our Chief Executive Officer, Chief Financial Officer, and other Company officers, as it deems appropriate.

Communications from Shareholders to the Board

The Board recommends that any communications from shareholders be in writing and addressed to the Board in care of the Corporate Secretary, 4120 Specialty Place, Longmont, Colorado 80504. The name of any specific intended Board members should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also authorized the Corporate Secretary, prior to forwarding any correspondence, to review the correspondence, and in his discretion, not to forward certain items if they are deemed frivolous, of inconsequential commercial value or otherwise inappropriate for Board consideration.

Code of Ethics

The Company has adopted a Code of Business Conduct Ethics that applies to all directors, officers, employees, consultants, representatives and agents. The Code of Business Conduct Ethics is available on our website at www.uqm.com “Investors - Corporate Governance.” If the Company makes any substantive amendments to the Code of Business Conduct Ethics or grants any waiver from a provision of the code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Committees of the Board

Our Board has three standing committees - Audit, Compensation, and Governance and Nominating. Each of the Audit, Compensation, and Governance and Nominating committees is comprised entirely of independent directors and is led by a committee chair. All of our independent directors are encouraged to, and do, actively participate in the development of the Company’s business strategy in collaboration with the Chief Executive Officer and in the general oversight of the Company’s operations and financial affairs.

Mr. Roy serves as the committee chair of the Audit Committee. In this role, he exercises substantial influence and judgment over the Company’s financial affairs and financial reporting. The Audit Committee has a written charter adopted by the Board that specifies its duties including assisting the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions, and its direct responsibility for the appointment, retention, compensation and oversight of the independent auditors. A copy of the Company’s Audit Committee charter is available on our website at www.uqm.com “Investors - Corporate Governance”. The Audit Committee consists of three directors, Messrs. Roy, Sellinger and Sztykiel and met three times during the transitional nine months ended December 31, 2016. All members of the Audit Committee are independent directors as defined in applicable rules of the NYSE American and the SEC. The Board has determined that Mr. Roy meets the qualifications of an “audit committee financial expert” in accordance with SEC rules. See also “Report of the Audit Committee” below.

20

Mr. Sztykiel serves as the committee chair of the Governance and Nominating Committee. In this role, he exercises substantial influence and judgment over the Company’s governance policies and the identification and evaluation of candidates for our Board. The Governance and Nominating Committee considers such matters as whether the size and composition of the Board is appropriate in the context of the Company’s business operations, monitors and addresses issues related to corporate governance and suggests changes when it deems appropriate and oversees the annual assessment of Board performance. A copy of the Company’s Governance and Nominating Committee charter is available on our website at www.uqm.com “Investors - Corporate Governance”. See also “Selecting Nominees for Director” above. The Governance and Nominating Committee consists of three directors, Messrs. Sellinger, Sztykiel and Vanlandingham and met one time during the transitional nine months ended December 31, 2016. All members of the Governance and Nominating Committee are independent directors as defined in applicable rules of the NYSE American and the SEC.

Mr. Sellinger serves as the committee chair of the Compensation Committee. In this role, he exercises substantial influence and judgment over the Company’s compensation practices, particularly as it relates to the structure and competitiveness of the Company’s executive compensation. The Compensation Committee reviews the performance and compensation of the Company’s Chief Executive Officer and administers the 2012 Equity Incentive Plan, Employee Stock Purchase Plan, Non-Employee Director Stock Option Plan and Stock Bonus Plan. The Compensation Committee consists of three directors. Messrs. Roy, Sellinger and Vanlandingham, and met four times during the transitional nine months ended December 31, 2016. All members of the Compensation Committee are independent directors as defined in applicable rules of the NYSE American and the SEC. The Compensation Committee has a written charter specifying its responsibilities which is available on our website at www.uqm.com “Investors - Corporate Governance.”

21

MANAGEMENT

The executive officers of the Company are:

Name	Age	Position
Joseph R. Mitchell	57	President and Chief Executive Officer

David I. Rosenthal	62	Treasurer, Secretary and Chief Financial Officer

Adrian P. Schaffer	55	Vice President of Sales and Business Development

Josh M. Ley	42	Vice President of Engineering

On January 5, 2016, Joseph R. Mitchell was appointed our President and Chief Executive Officer in conjunction with already being appointed Chief Operating Officer on July 20, 2015. Mr. Mitchell served as our interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016. Mr. Mitchell joined the Company on June 1, 2012 and served as Senior Vice President of Operations. From March 2012 until joining the Company, Mr. Mitchell was Director of Quality, North America, for A123 Systems, Inc. Mr. Mitchell served as Director, Operations and Quality - North American Hybrid Electric Drives for Continental Automotive from January 2008 through March 2012. From January 2007 through January 2008, Mr. Mitchell served as Director of Operations and Hybrid Drive Segment Manager for Siemens VDO. Prior to that, Mr. Mitchell held a series of manufacturing and quality positions at Ballard Power Systems and Ford Motor Company.

David I. Rosenthal joined the Company as Treasurer, Secretary and Chief Financial Officer on May 1, 2013. From March 2011 until joining the Company, Mr. Rosenthal was a Financial Consultant for start-up and turnaround companies. From February 2010 until February 2011, Mr. Rosenthal was Interim President and Chief Executive Officer of Cyanotech Corporation, a publicly-traded manufacturer of nutritional supplement products. Mr. Rosenthal served as a director of Cyanotech from August 2000 until September 2011. From May 2008 until March 2009, Mr. Rosenthal served as Chief Financial Officer for Hickory Farms and from June 2007 until November 2007 served as Chief Financial Officer of Sanz, Inc., both portfolio companies of the private-equity firm Sun Capital Partners.

Adrian P. Schaffer joined the Company on December 1, 2011 as Vice President of Sales and Business Development. From February 2006 until joining the Company, Mr. Schaffer served as Vice President of Sales for the Industrial, Commercial and Energy Group of Linamar Corporation, a leading supplier to the global vehicle and mobile industrial markets. Mr. Schaffer also spent thirteen years with Motorola Corporation where he held positions in sales, business development and account management in Motorola’s Telematics, Powertrain, Autobody and Heavy Vehicle Electronics Groups, including most recently as Director of Global Marketing for the global automotive group.

Josh M. Ley joined the Company in January 1994 and was appointed Vice President of Engineering on March 4, 2015. Mr. Ley previously served as Motor Design Engineer and Manager of Motor Design Engineering for the Company.

There are no arrangements or understandings between any executive officer and any other person pursuant to which any executive officer was selected as an executive officer. None of the executive officers listed above have been involved during the last ten years in any legal proceedings that are material to an evaluation of the ability of that person to serve as an executive officer of the Company.

22

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Company’s common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the SEC. The Company is required to report in this statement any failure to file timely reports with the SEC during the transitional nine months ended December 31, 2016. Based solely on its review of Form 3, Form 4 and Form 5 filings, the Company believes that the following required Section 16(a) reports were not filed timely during the transitional nine months ended December 31, 2016.

Name	# of Late Forms	# of Transactions Reported Late	Failure to File a Required Form
Joseph R. Mitchell	1	1	–
David I. Rosenthal	2	2	–
Adrian P. Schaffer	2	2	–
Donald W. Vanlandingham	1	1	–
Stephen J. Roy	1	1	–
Joseph P. Sellinger	1	1	–
John E. Sztykiel	1	1	–

23

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, motivate and retain highly qualified executives, while providing performance-based incentives for the attainment of strategic business objectives, rewarding superior performance and aligning the interests of our executives with those of our shareholders.

Our management compensation program has three primary components:

Base pay	Provides an annual salary level consistent with market conditions, the individuals’ position, responsibility and contributions.
Bonus	Provides variable cash compensation based on the achievement of Company, organizational and individual performance objectives.
Long-term equity-based Incentive pay	Aligns a portion of each executive’s annual compensation to the long-term success of the Company and encourages an ownership mindset that aligns the interests of management with those of the Company’s other shareholders.

The minimum base pay component of executive compensation is specified in employment agreements with our executive officers. Bonus payments are performance-based payments that are payable annually in lump sum cash payments. Long-term equity-based incentive awards consist of shares of the Company’s common stock, stock options to acquire shares of the Company’s common stock or a combination of both.

Bonus payments and long-term incentive grants are determined by the Compensation Committee based principally on objective criteria consisting of each executive officer’s achievement of personal and Company-wide goals. Payments of bonus awards each fiscal year are based on a retrospective review of the prior fiscal year’s performance. The amount of the cash bonus payment and long-term incentive grant for each executive is determined based on the Committee’s deliberations regarding attainment of individual and Company-wide goals by Company executives. The Committee’s determination of the degree of attainment of these goals by each executive was subjective and based on the Committee’s deliberations. The Compensation Committee also annually reviews the base pay of our executive offices and may increase (but not decrease) the amount of base pay as specified in the respective employment agreement with each executive.

The Compensation Committee is composed of three members of our Board, each of which is independent as defined in applicable rules of the NYSE American and the SEC. The Compensation Committee does not delegate its authority to establish executive compensation to any other persons. The Compensation Committee approved the total compensation (and each of the individual elements of compensation) for Joseph R. Mitchell, President and Chief Executive Officer. The Committee also approved the compensation of the other named executive officers with input from the Chief Executive Officer.

In the twelve months ended March 31, 2015, the Compensation Committee engaged Pay Governance LLC to provide consulting services on executive compensation, pay scales and alternative executive compensation plans. The Compensation Committee anticipates that it may engage a compensation consultant at an interval of every three to five years to assist it in evaluating the competitiveness of its executive compensation program.

The Compensation Committee has also reviewed compensation data from a peer group of alternative energy companies that it believed to be in competition with the Company in the marketplace for executive talent. While the Compensation Committee does not set benchmark percentile targets for executive compensation, the compensation levels for the three primary elements of executive compensation are generally set to establish pay levels that are competitive with those of the identified peer group of companies.

24

The Compensation Committee has reviewed all compensation policies and practices for executive officers and employees to determine if there is risk arising from such policies and practices that could reasonably have a material adverse effect on the Company. The Compensation Committee reviews all aspects of performance in determining bonus awards and there are no specific threshold targets that increase bonuses. In addition, the Company’s maximum bonus award in any year is limited to two times the target bonus, and the Company has to date never exceeded a bonus payout of more than 100% of the target. Further, bonuses awarded may be recouped pursuant to our Clawback Policy. Therefore, the Committee believes there is a low risk for any material adverse effect on the Company arising from compensation policies and practices.

We have entered into employment agreements with our executive officers that contain severance payment provisions, including change in control severance payments, and provide a modest program of executive perquisites and personal benefits as are further described in the section “Employment Agreements” below. The purpose of the employment agreements is to provide financial security for the executive, to aid in retention and to encourage loyalty to and long-term employment with the Company.

Say-on-Pay Advisory Vote

As selected by our shareholders at the 2011 Annual Meeting of Shareholders and approved by our Board, an advisory vote to approve the compensation of our named executive officers is held annually, subject to the advisory vote to recommend the frequency of such vote as set forth in Proposal 5 for the Annual Meeting. At our 2016 Annual Meeting of Shareholders, over 76% of the Company’s voting shareholders approved, on an advisory basis, the compensation of our named executive officers. Our Compensation Committee considered the results of the advisory vote on executive compensation. In this proxy statement (Proposal 5), the Company proposes to continue the advisory vote to approve the compensation of our named executive officers on an annual basis.

Adoption of Compensation Clawback Policy

On July 7, 2015, our Board adopted the UQM Technologies, Inc. Clawback Policy. This clawback policy allows us to recoup executive incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The clawback policy applies to all forms of incentive compensation previously granted to executive officers, including stock options, cash bonuses, and restricted stock, that were granted during the three years prior to any accounting restatement. The amount to be recovered will be the excess of the executive compensation paid to the named executive officer based on the erroneous data over the executive compensation that would have been paid to the named executive officer had it been based on the restated results, as determined by the Compensation Committee.

Elements of Compensation

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions in the peer group of companies, as well as the experience and performance of the individual, our ability to replace the individual and other primarily judgmental factors deemed relevant by the Compensation Committee. Base salaries are reviewed annually by the Compensation Committee and the Board and may be increased, but not decreased without the consent of the executive, by the Board from time to time coincident with our annual review.

During the transitional nine months ended December 31, 2016, the Compensation Committee increased annual base salary for each executive by approximately 2.0%. These increases consisted of cost of living and merit based adjustments and are reflected in the current employment agreement for each executive.

Cash Bonus Compensation. The Compensation Committee annually considers the award of performance-based cash bonuses to compensate executives for achieving financial, operational and strategic goals and for individual performance. The amount of cash bonuses, if any, is established during deliberations by the Compensation Committee using its judgment after considering the objective and subjective factors discussed above and the individual’s performance. As a result, bonuses may vary greatly from one year to the next.

25

The Compensation Committee has established target cash bonus levels as a percentage of base salary for each executive officer based on the level of responsibility for each executive position and by reference to the level of target cash bonus payments by the peer group of companies. The target cash bonus levels for each of the Company’s executive officers as a percentage of each officer’s base salary is as follows:

Name of Executive Officer	Target Bonus Percentage
Joseph R. Mitchell	75%
David I. Rosenthal	40%
Adrian P. Schaffer	30%

Actual cash bonus payments may either exceed or be less than the target level based on the Compensation and Benefit Committee’s judgment as to whether individual and Company-wide goals were met, exceeded or partially-met, subject to a maximum bonus award in any year of two times the target bonus.

For the transitional nine months ended December 31, 2016, cash bonuses paid to executive officers as a percentage of their base salary, were as follows:

Name of Executive Officer	Bonus Percentage Paid
Joseph R. Mitchell	28%
David I. Rosenthal	14%
Adrian P. Schaffer	11%

The principal Company-wide goals for the transitional nine months ended December 31, 2016 used by the Compensation Committee for purposes of determining bonus payments included solidifying the Company’s base revenue, maintaining and improving gross margins, securing a long-term contract, controlling the rate of cash outflows with cost management and efficiencies, product innovation and product quality.

In reviewing management’s performance for the transitional nine months ended December 31, 2016 against the goals, in July 2017 the Compensation Committee noted management’s success in controlling cash outflows with cost management and efficiencies, product innovation and product quality, and its less satisfactory performance in securing a long-term strategic partner and solidifying base revenue. Based on this performance, the Compensation Committee determined that a cash bonus of 35% of the target level be awarded to the executives. In addition, the Compensation Committee awarded an additional 2% cash bonus to Mr. Mitchell.

Pursuant to the prior executive employment agreements (which were entered into in July of 2015), the Company paid retention bonuses to certain executives for remaining employed through June 30, 2017. In this regard, the Company paid Mr. Mitchell $100,000, Mr. Rosenthal $100,000, and Mr. Schaffer $75,000 in July 2017. On July 1, 2017, the Company entered into new employment agreements with each of Messrs. Mitchell, Rosenthal, and Shaffer. See “Executive Compensation—Employment Agreements” for additional information

Long-Term Incentive Compensation. The Compensation Committee annually considers the award of long-term incentive compensation to compensate executive officers for their efforts in positioning the Company for long-term growth. The Compensation Committee considers a number of qualitative factors in setting the long-term incentive compensation for each executive officer, including the specific goals listed above as well as each executive officer’s contribution to a variety of other Company-wide goals such as new customer and market development activities, supply chain optimization and improvement, technology base enhancements, new product development and launch activities, enhanced investor relations and implementation of certain extraordinary transactions, among other things.

26

Long-term incentive compensation may be paid in the form of Company common stock or in the form of a grant of stock options or any combination of stock and stock options. The Committee believes that equity-based compensation awards aid in the retention of the executive and serve to align the interests of the executive with those of the Company’s other shareholders. Equity-based compensation awards have a future service requirement (vesting period) of three years.

Qualitative criteria are generally used to establish goals and objectives that the Board believes add value to the Company and enhance its prospects for long-term growth and success. The Compensation Committee has established target levels for long-term incentive compensation for each executive officer based on the level of responsibility for each executive position and the peer group of companies. The target long-term incentive compensation level (as a percentage of each officer’s base salary) for each of the Company’s executive officers is as follows:

Name of Executive Officer	Target Long-Term Incentive Compensation
Joseph R. Mitchell	100%
David I. Rosenthal	65%
Adrian P. Schaffer	50%

The Compensation Committee reviewed performance for the transitional nine months ended December 31, 2016 in July 2017 and determined to award long-term incentive compensation to the executive officers at 35% of the target level. The long-term incentive compensation awards granted to executive officers in July 2017 for their performance against goals for the transitional nine months ended December 31, 2016, as a percentage of their base salary, were as follows:

Name of Executive Officer	Actual Long-Term Incentive Compensation Percentage Awarded	Stock Options # of Shares
Joseph R. Mitchell	35.0%	153,000
David I. Rosenthal	22.8%	74,804
Adrian P. Schaffer	17.5%	51,095

Employment Agreements

Each of our executive officers has an employment agreement with the Company, as described below. The agreements provide for compensation in the form of annual base salary, which cannot be decreased during the term of the agreement without the consent of the executive, a monthly automobile allowance, the opportunity for cash bonuses, stock awards and stock options and employee benefits available to other Company employees. The agreements also provide for potential payments upon termination without cause, termination for good reason, termination during the 24 month period following a change in control, disability, death, and non-renewal of the employment agreement by the Company. See “Executive Compensation—Employment Agreements” for additional information.

Tax and Accounting Considerations

All elements of our employee and executive compensation program generate charges to earnings under generally accepted accounting principles in the United States. Our allocations of the elements of total compensation are generally not influenced by the accounting treatment of each element. We do, however, consider the tax treatment of compensation elements as one factor in the allocation of each element.

27

Executive Compensation

The following tables and narrative discuss the compensation of our Chief Executive Officer, Chief Financial Officer and other highly compensated officer determined under the SEC rules for compensation earned or paid during the transitional nine months ended December 31, 2016 and twelve months ended on March 31, 2016. These persons are referred to as our named executive officers.

Summary Compensation Table

Name and Principal Position	Period ended (2)	Salary	Bonus (3)	Stock awards (4)	Option awards (4)	All other compensation (5)	Total
		($)	($)	($)	($)	($)	($)
Joseph R. Mitchell	Dec–16	251,625	93,000	–	100,980	14,663	460,268
President and Chief Executive Officer (1)	Mar–16	265,280	141,000	21,576	103,925	19,576	551,357
David I. Rosenthal	Dec–16	189,269	36,000	–	49,368	11,913	286,549
Treasurer, Secretary and Chief Financial Officer	Mar–16	247,326	57,000	10,549	50,813	15,011	380,699
Adrian P. Schaffer	Dec–16	168,065	24,300	–	33,726	32,588	258,679
Vice President of Sales and Business Development	Mar–16	219,618	37,800	7,206	34,708	14,204	313,536

(1)	Mr. Mitchell was appointed President and Chief Executive Officer on January 5, 2016. Prior to that, Mr. Mitchell was appointed interim Chief Executive Officer on July 20, 2015 and Chief Operating Officer.

(2)	UQM Technologies, Inc. changed its year-end date from March 31 to December 31 in 2016. The amounts reflected for March 2016 are for a twelve month period. The amounts reflected for December 2016 are for a nine month transition period.

(3)	Bonus payments listed for the nine months ended December 31, 2016 represent payments made in July 2017 with respect to performance in the nine months ended December 31, 2016. Bonus payments listed for the twelve months ended March 31, 2016 represent payments made in July 2016 with respect to performance in the twelve months ended March 31, 2016.

(4)	The amounts reported in the stock and option awards’ columns represent the aggregate grant date fair value computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The assumptions used in determining the fair value are contained in footnote 10 to the Company’s consolidated financial statements contained in Item 8 of the Annual Report.

(5)	Amounts reported in the all other compensation column above are comprised of the following items:

28

All Other Compensation

Name	Period ended (2)	401(k) plan matching contributions	Automobile allowance	Employer paid life insurance (3)	Moving, professional dues, education & other		Total
		($)	($)	($)	($)		($)
Joseph R. Mitchell (1)	Dec–16	5,999	7,290	1,374	–		14,663
	Mar–16	7,992	9,720	1,864	–		19,576
David I. Rosenthal	Dec–16	3,151	7,290	1,471	–		11,912
	Mar–16	3,294	9,720	1,997	–		15,011
Adrian P. Schaffer	Dec–16	2,798	7,290	1,159	21,341	(4)	32,588
	Mar–16	2,925	9,720	1,559	–		14,204

(1)	Mr. Mitchell was appointed President and Chief Executive Officer on January 5, 2016 and served as interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016.

(2)	UQM Technologies, Inc. changed their year-end date from March 31 to December 31 in 2016. The amounts reflected for March 2016 are for a twelve month period. The amounts reflected for December 2016 are for a nine month transition period.

(3)	Premiums paid by the Company on Company-owned insurance policies to insure the salary continuation provisions contained in executive employment agreements which provide for the payment of three years annual base salary to the estate of the executive in the event of his death during the term of the employment agreement.

(4)	Includes income tax gross-ups on apartment living expenses of $14,517.

Stock Awards

We granted stock awards under the Company’s Stock Bonus Plan. The shares granted vest in three equal annual installments beginning on the first anniversary of the grant date.

Option Awards

We granted option awards under the Company’s 2012 Equity Incentive Plan. The options granted vest in three equal annual installments beginning on the first anniversary of the grant date. The options granted were incentive stock options and are exercisable for a term of ten years from the date of grant. The exercise price of the options is equal to the closing price of our common stock on the NYSE American stock exchange on the date of grant.

29

Outstanding Equity Awards at December 31, 2016

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	Number of shares of stock that have not vested		Market value of shares of stock that have not vested (6)
	(#)	(#)		($)	(#)	($)
Joseph R. Mitchell	–	199,856	(1)	0.68	7/11/2026	41,493	(4)	19,087
	22,603	45,205	(2)	0.66	9/23/2025
	18,185	9,093	(3)	1.71	8/18/2024	4,397	(5)	2,022
	24,193	–		0.89	7/11/2022
	25,000	–		1.03	5/31/2017
David I. Rosenthal	–	97,717	(1)	0.68	7/11/2026	20,287	(4)	9,332
	28,612	57,224	(2)	0.66	9/23/2025
	27,101	13,550	(3)	1.71	8/18/2024	6,552	(5)	3,014
	14,000	–		0.69	4/30/2018
Adrian P. Schaffer	–	66,746	(1)	0.68	7/11/2026	13,857	(4)	6,374
	19,543	39,087	(2)	0.66	9/23/2025
	18,451	9,226	(3)	1.71	8/18/2024	4,460	(5)	2,052
	71,854	–		0.89	7/11/2022

(1)	These unexercisable options were granted on July 12, 2016. One-third of the options will vest over the next three years starting on July 12, 2017.

(2)	These unexercisable options were granted on September 24, 2015. One-third of the options have vested, an additional one-third of the options are scheduled to vest on September 24, 2017.

(3)	These unexercisable options were granted on August 19, 2014. Two-thirds of the options have vested, an additional one-third of the options are scheduled to vest on August 19, 2017.

(4)	The restricted shares were granted on July 12, 2016. One-third of the shares will vest over the next three years starting on July 12, 2017.

(5)	These restricted shares were granted on August 19, 2014. Two-thirds of the shares have vested, an additional one-third of the share are to vest on August 19, 2017.

(6)	The market value has been determined based on the closing price of Company common stock on December 30, 2016 of $0.46 per share.

30

Employment Agreements

We have employment agreements with each of our named executive officers as described below.

Current Named Executive Officers

On July 20, 2015, the Company entered into employment agreements with Messrs. Mitchell, Rosenthal, and Schaffer, which continue through June 30, 2017. When Mr. Mitchell was appointed our President and Chief Executive Officer on January 5, 2016, we entered into a new employment agreement with Mr. Mitchell and amended the employment agreements with each of Messrs. Rosenthal, and Schaffer to revise the non-competition and non-solicitation obligations and the change of control definition to match what was contained in Mr. Mitchell’s employment agreement. As described above, these old agreements required that, in July of 2017, the Company pay retention bonuses to the following executives in the following amounts: Mr. Mitchell $100,000, Mr. Rosenthal $100,000, and Mr. Schaffer $75,000.

Upon expiration of their prior employment agreements, on July 1, 2017, the Company entered into new employment agreements with each of Messrs. Mitchell, Rosenthal, and Schaffer, which continue through December 31, 2019 with automatic twenty-four month period extensions unless the Company or the officer provides notice prior to the end of such term. The new employment agreements provide for an annual base salary of $350,000 for Mr. Mitchell, $259,684 for Mr. Rosenthal and $248,820 for Mr. Schaffer.  In addition, the Officers are eligible to receive (i) a discretionary annual cash bonus at a target level of 75% (in the case of Mr. Mitchell), 40% (in the case of Mr. Rosenthal) or 35% (in the case of Mr. Schaffer) of his respective base salary and (ii) long-term incentive equity grants at a target level of 100% (in the case of Mr. Mitchell), 65% (in the case of Mr. Rosenthal) or 55% (in the case of Mr. Schaffer) of his respective base salary.

In addition, as a condition to the closing of the Purchase Agreement, Messrs. Mitchell and Ley have amended their employment agreements to extend the terms of their respective non-competition and non-solicitation obligations to a period of twenty four months following termination of employment for any reason.

Each agreement provides that if an executive’s employment is terminated by the Company without Cause (as defined in the agreements) or for Good Reason (as defined in the agreements), such executive will be entitled to: (i) vested employee benefits, if any, to which such Officer is entitled pursuant to the terms and conditions of the Company’s benefit plans (the “Accrued Obligations”); and (ii) a cash payment equal to twenty-four (24) months (in the case of Mr. Mitchell) or six (6) months (in the case of Messrs. Rosenthal and Schaffer) of such executive’s then base salary plus an amount equal to the product of (y) 66% and (z) six (6) times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by such Officer immediately prior to the termination date.  Upon a termination due to Disability (as defined in the agreements), such executive will be entitled to: (i) the Accrued Obligations; and (ii) a cash payment equal to six (6) months of Executive’s then base salary less an amount equal to any disability compensation benefits received by executive pursuant to the Company’s disability benefit plans. Upon a termination due to death, such executive will be entitled to: (i) the Accrued Obligations; and (ii) a cash payment equal to six (6) months of executive’s then base salary. Upon a non-renewal of the agreements by the Company, such executive will be entitled to: (i) the Accrued Obligations; and (ii) a cash payment equal to six (6) months (in the case of Mr. Mitchell) or three (3) months (in the case of Messrs. Rosenthal and Schaffer) of executive’s then base salary.

All of the employment agreements provide that the Company shall maintain at its expense, life insurance coverage on the executive payable to the executive’s designees in an amount equal to three times the annual salary payable to the executive. Each executive is also entitled to an automobile allowance of $810 per month and usual and customary additional employee benefits in accordance with the Company’s benefit plan programs.

Change in Control

If a change in control occurs and, if within the twenty-four (24) month period immediately following such event, (a) the Company or its successor terminates an executive’s employment without Cause, or (b) an executive terminates his employment on account of a Material Change (as defined in the agreements), such executive shall be entitled to: (i) the Accrued Obligations; and (ii) a cash payment equal to twenty-four (24) months (in the case of Mr. Mitchell) or twelve (12) months (in the case of Messrs. Rosenthal and Schaffer) of such Officer’s then base salary plus the average annual discretionary cash bonus paid to such Officer for the preceding three calendar years plus an amount equal to the product of (y) 66% and (z) six (6) times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by such Officer immediately prior to the termination date.  In addition, all outstanding but unvested options and restricted stock awards of the Company held by such executive will become fully vested and exercisable for the remainder of their original term.

31

Other Provisions

 The employment agreements have customary confidentiality obligations. The employment agreements further provide that the executive, for a period of one (1) year after the term of his respective employment agreement (in the case of Messrs. Rosenthal and Schaffer) or two (2) years (in the case of Mr. Mitchell), will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company. In addition, for a period of one (1) year after termination of the executive’s employment agreement (in the case of Messrs. Rosenthal and Schaffer) or two (2) years (in the case of Mr. Mitchell), the executive will not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will the executive induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

Payments and Potential Payments upon Termination or Change in Control

Our current executive employment agreements provide compensation to Messrs. Mitchell, Rosenthal and Schaffer in the event of a termination of employment, including termination of employment (or deemed termination) following a change in control. The tables below show the potential payments or benefits upon a termination or change in control for each of the Company’s executive officers assuming the triggering event took place on December 31, 2016. The closing price per share of our common stock on the last trading day prior to December 31, 2016 was $0.43. Actual amounts can only be determined at the date of the triggering event. The amount of acceleration of unvested equity awards represents the intrinsic value of in-the-money non-vested stock options and non-vested stock awards as of December 31, 2016 that would vest upon termination or change in control.

	Termination by us for cause	Termination by us without cause	Termination due to death	Termination due to a change in control
	($)	($)	($)	($)
Joseph R. Mitchell:
Base Salary/Severance	–	336,600	168,300	1,003,992
Life Insurance Proceeds	–	–	1,009,800	–
Acceleration of unvested equity awards	–	–	3,325	21,109
Total	–	336,600	1,181,425	1,025,101

David I. Rosenthal:
Base Salary/Severance	–	126,592	126,592	535,651
Life Insurance Proceeds	–	–	759,552	–
Acceleration of unvested equity awards	–	–	2,301	12,345
Total	–	126,592	888,445	547,996

Adrian P. Schaffer:
Base Salary/Severance	–	112,410	112,410	428,087
Life Insurance Proceeds	–	–	674,460	–
Acceleration of unvested equity awards	–	–	1,569	8,426
Total	–	112,410	788,439	436,512

32

DIRECTOR COMPENSATION

In 2009, the Compensation Committee retained the consulting firm Towers Watson to assist it in establishing appropriate compensation for the Company’s directors. Towers Watson evaluated the Board compensation practices of the peer group of alternative energy companies listed under “Compensation Philosophy and Objectives” above in the twelve months ended March 31, 2011 which the consulting firm selected based on its belief that the listed companies competed with the Company in the marketplace for executive talent. After considering the recommendations of the compensation consultant, the Board adopted a director compensation policy consisting of an annual cash retainer and equity-based compensation that it believes appropriately aligns the interests of directors with those of the Company’s shareholders.

For the transitional nine months ended December 31, 2016, directors of the Company who are not employees may elect to receive an annual retainer of $35,000 in cash or the grant of options with an exercise period of ten years to acquire that number of shares of the

Company’s common stock that is equivalent to $35,000 as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant or a combination of cash and options that together have a fair value of $35,000. Options granted under the plan vest immediately. In addition, the Chairman of the Board receives an additional annual cash retainer of $9,000 and the Chairman of the Compensation Committee, the Chairman of the Audit Committee and the Chairman of the Governance and Nominating Committee each receive an additional annual cash retainer of $5,000 each.

Non-employee directors also receive each year shares with a fair value of $14,000 on the date of grant, except for the Chairman of the Board who receives shares with a fair value of $17,000 on the date of grant. These shares vest immediately. In addition, each non-employee director receives a stock option for that number of shares of the Company’s common stock that is equivalent to $21,000, or $26,000 in the case of the Chairman of the Board, as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant. Options granted under this component of director compensation vest immediately. During the transitional nine months ended December 31, 2016, the directors received shares equal to 85% of the dollar values noted above.

In addition, each non-employee director upon his initial election to the Board is awarded 2,000 shares of the Company’s common stock at a purchase price of $0.01 per share. Directors who are employees of the Company are not entitled to additional compensation for their service as directors. Accordingly, Mr. Mitchell did not receive additional compensation for his service as a director.

The following table sets forth information concerning remuneration paid to directors of the Company during the transitional nine months ended December 31, 2016:

Non-Employee Director Compensation Nine Months Ended December 31, 2016

(Transition Period)

	Fees earned or paid in cash	Stock awards (1)	Options awards (1)	All other compensation	Total
	($)	($)	($)	($)	($)
Donald W. Vanlandingham	33,000	14,450	14,918	–	62,368
Stephen J. Roy	30,000	11,900	12,049	–	53,949
Joseph P. Sellinger	30,000	11,900	12,049	–	53,949
John E. Sztykiel	30,000	11,900	12,049	–	53,949

(1)	The amount reported is the aggregate grant date fair value computed under FASB ASC Topic 718. The fair value of stock options is computed utilizing the Black-Scholes-Merton pricing model. The assumptions used in determining the fair value are contained in footnote 10 to the Company’s consolidated financial statements contained in Item 8 of the Annual Report. Stock and option awards vest in full on the date of grant.

33

The table below shows the aggregate number of shares of common stock granted under the Stock Bonus Plan held by each non-employee director as of December 31, 2016:

Name	Number of common shares
Donald W. Vanlandingham	79,960
Stephen J. Roy	74,045
Joseph P. Sellinger	71,688
John E. Sztykiel	47,416

The table below shows the aggregate number of options held by each non-employee director as of December 31, 2016:

	Grant date	Number of options outstanding	Option exercise price	Option expiration date
		(#)	($)
Donald W. Vanlandingham	7/12/2016	27,625	0.68	7/11/2026
	9/24/2015	16,250	0.66	9/23/2025
	8/19/2014	13,240	1.71	8/18/2024
	8/7/2013	14,383	1.19	8/6/2023
	8/3/2011	58,095	2.04	8/2/2018
		129,593
Stephen J. Roy	7/12/2016	22,313	0.68	7/11/2026
	9/24/2015	13,125	0.66	9/23/2025
	8/19/2014	10,694	1.71	8/18/2024
	8/7/2013	14,383	1.19	8/6/2023
	8/8/2012	51,220	0.79	8/7/2019
	8/13/2010	14,789	2.63	8/12/2018
		126,524
Joseph P. Sellinger	7/12/2016	22,313	0.68	7/11/2026
	9/24/2015	13,125	0.66	9/23/2025
	8/19/2014	10,694	1.71	8/18/2024
	8/7/2013	14,383	1.19	8/6/2023
	8/8/2012	56,757	0.79	8/7/2017
	8/3/2011	17,073	2.04	8/2/2021
	11/3/2009	12,111	4.73	11/2/2019
		146,456
John E. Sztykiel	7/12/2016	22,313	0.68	7/11/2026
	9/24/2015	13,125	0.66	9/23/2025
	8/19/2014	10,694	1.71	8/18/2024
	8/7/2013	14,383	1.19	8/6/2023
	11/1/2012	36,741	0.88	10/31/2017
		97,256

The Board determines the total amount of the annual retainer, bonus share award and stock option award payable to non-employee members of the Board.

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnification agreements with all members of the Board and with all of its officers. These agreements require that the Company to indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Colorado law and the Company’s bylaws.

Since March 31, 2015, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at March 31, 2016 and December 31, 2016, and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest.

The Company does not have a written policy regarding the identification, review, consideration and approval or ratification of “related person’s transactions.” Rather, such policy is evidenced by long standing principles set forth in the Company’s Code of Business Conduct Ethics and adhered to by the Board and the Audit Committee. The Audit Committee approves any transaction between the Company and a related person. A related person is any executive officer, director, or more than five percent shareholder of the Company’s stock, including any of their immediate family members, and any entity owned or controlled by such persons.

35

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company’s $0.01 par value common stock by (i) beneficial owners of five percent or more of the Company’s common stock, (ii) each director, (iii) each of our named executive officers (as defined by Item 402(m)(2) of Regulation S-K) and (iv) all directors and executive officers as a group, as of September 27, 2017. Unless otherwise noted, each shareholder’s address is the address of the Company and exercises sole voting and investment power with respect to the shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Owned as of September 27, 2017	Shares of Common Stock Holder has a right to acquire by November 26, 2017	Total Shares Beneficially Owned	Percent of Class (1)
Sinotruk (BVI) Limited Units 2102–03 Shun Tak Centre, China Merchants Tower, 168–200 Connaught Rd., Central, Hong Kong	5,347,300	–	5,347,300	9.70%
GDG Green Dolphin, LLC 1 N. Wacker Drive, Suite 2500 Chicago, Illinois 60606 (2)	3,148,523	–	3,148,523	5.71%

Joseph R. Mitchell	117,822	163,295	281,117	*

David I. Rosenthal	57,620	144,447	202,067	*

Adrian P. Schaffer	77,522	160,866	238,388	*

Donald W. Vanlandingham	142,666	184,845	327,511	*

Stephen J. Roy	86,677	135,171	221,848	*

Joseph P. Sellinger	77,320	98,346	175,666	*

John E. Sztykiel	53,048	105,903	158,951	*

Director and Executive Officers as a Group (eight persons)	632,755	1,112,634	1,745,389	3.16%

* Less than 1%

(1)	Based on 54,035,328 shares of our common stock issued and outstanding as of September 27, 2017. Pursuant to Exchange Act Rule 13d-3(d)(1), shares of common stock of which a person has the right to acquire beneficial ownership at any time by November 26, 2017 are deemed outstanding and beneficially owned by the person for the purpose of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)	Share data based on information in an amendment to a Schedule 13G filed on January 30, 2015 with the SEC by GDG Green Dolphin, LLC. The securities reported are held by GDG Green Dolphin, LLC and Gregory D. Glyman. As of December 31, 2014, the Schedule 13G indicates that (i) GDG Green Dolphin, LLC had shared voting and investment power with respect to 3,133,323 shares of common stock and (ii) Gregory D. Glyman had sole voting and investment power with respect to 15,200 shares of common stock and shared voting and investment power with respect to 3,133,323 shares of common stock.

36

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2016, with respect to the Company’s equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted–average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Equity Incentive Plan	2,487,161	$1.12	2,554,193
Non–Employee Director Stock Option Plan	517,637	$1.23	389,784
Stock Bonus Plan	102,048	$0.84	252,227
Equity compensation plans not approved by security holders	–	–	–
Total	3,106,846		3,196,204

37

PROPOSAL 3: Proposal to approve an amendment and restatement of the Company’s Employee Stock Purchase Plan

The Board is submitting for approval by our shareholders the amendment and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for issuance under the ESPP by 500,000 shares for a total of 1,200,000 shares.

The ESPP was originally approved by the Board on December 14, 1987 and by the Company’s shareholders on March 13, 1990. At the 2011 Annual Meeting of Shareholders, the Company’s shareholders approved an amendment and restatement of the ESPP to increase the number of shares available for issuance under the ESPP by 500,000 (from 200,000 to 700,000 shares). As of September 20, 2017, the Company had approximately 79,257 shares of its common stock remaining available for issuance under the ESPP.

The Board believes that the ESPP promotes the interests of the Company and its shareholders by encouraging employees of the Company to become shareholders, and therefore promotes the Company’s growth and success. In addition, the Board believes that (i) it is desirable and in the best interests of the Company and its shareholders to continue to provide employees of the Company with benefits under the ESPP and (ii) additional shares must be reserved for use under the ESPP. Accordingly, on August 30, 2017, the Board approved, subject to shareholder approval, an amendment and restatement of the ESPP to increase the number of shares available for issuance under the ESPP by 500,000 shares for a total of 1,200,000 shares.

The principal terms and provisions of the ESPP are summarized below. The summary, however, is not intended to be a complete description of all the terms of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, as proposed to be amended and restated, a copy of which is attached as Appendix A to this proxy statement and incorporated herein by reference.

Purpose of the ESPP

The purpose of the ESPP is to provide eligible employees who wish to become shareholders of the Company, or who wish to increase their ownership in the Company, with an opportunity to purchase shares of the Company’s common stock on a basis that is more convenient and more favorable than would otherwise be available. It is believed that employee participation in the ESPP will be mutually beneficial to both employees and the Company.

Nature of the ESPP

The ESPP provides for grants of rights to acquire shares of common stock to employees to be exercised using funds from payroll deductions. Upon exercise of the rights, the common stock will be delivered to the participant as soon as practicable. It is intended that the ESPP constitute an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, the participant may receive beneficial tax treatment on the purchase and ultimate disposition of the shares purchased through the ESPP. See “-Summary of U.S. Federal Income Tax Consequences” below for additional information.

1,200,000 shares of common stock have been reserved for issuance pursuant to the terms of the ESPP, assuming shareholder approval of this proposal. The ESPP provides for quarterly offerings that begin on the first day of each calendar quarter (January 1, April 1, July 1, and October 1). The purchase price of common stock during any offer will be 85% of the Fair Market Value of a share of common stock on the first day of the calendar quarter or, if the exchange on which the common stock is traded is not open on that day, of the first trading day thereafter. For purposes of the ESPP, the “Fair Market Value” of common stock on any day means the composite closing price on the NYSE American or such successor exchange or if the common stock is not listed or admitted to trading on any national securities exchange or on the National Association of Securities Dealers Automatic Quotation System (Nasdaq), the average closing bid price if available. If the price of the common stock is not reported on any securities exchange or national market system, the Fair Market Value of the common stock on a particular date shall be determined by the Compensation Committee.

38

Amounts collected via payroll deduction are used to purchase common stock on a quarterly basis. In general, each employee eligible to participate in the ESPP may elect to have up to 10% of such employee’s Base Pay (as such term is defined in the ESPP), but in no event more than $25,000 per annum, used to purchase stock pursuant to the ESPP.

Administration of the ESPP

The Compensation Committee of the Board has the sole responsibility for the administration of the ESPP, and, subject to certain exceptions, has the exclusive right to interpret the provisions of the ESPP and to determine any questions arising under the ESPP or in connection with the administration of the ESPP, including, but not limited to, the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits and eligibility. The Compensation Committee’s decisions, determinations, interpretations or other actions in respect of the ESPP are conclusive and binding upon all participants, former participants, beneficiaries, heirs, executors, and assigns. Any final determination by the Compensation Committee is binding on all parties.

Details of the ESPP

Any employee of the Company or the Company’s participating affiliates who has completed at least six months of service with the Company or a participating affiliate may participate in the ESPP if the employee’s customary employment is for more than 20 hours per week and for more than five months in any calendar year is eligible to participate in the ESPP. Non-employee directors, leased employees and independent contractors are not eligible to participate in the ESPP. Employees who own more than five percent of the total combined voting power or value of the stock of the Company or an affiliate of the Company are not eligible to participate. Although officers are generally eligible to participate, the Board may, in its discretion, provide that individuals who are designated “highly compensated employees” may not be eligible to participate in the ESPP.

Each employee who is not eligible to participate in the ESPP on the effective date of an offer (the first day of a calendar quarter) but who becomes eligible to participate during the term of the offer may not participate in that offer, but will be eligible to participate in the next and later offers so long as such individual remains eligible to participate pursuant to the terms of the ESPP.

The maximum number of shares permitted to be purchased pursuant to any offer is determined by a formula on a quarterly basis, which is generally calculated as follows, in each instance as more particularly set forth in the ESPP:

Step 1:	Determine the product of (i) the employee’s percentage of Base Pay for the calendar quarter chosen by the employee to be used to purchase stock pursuant to the ESPP, multiplied by (ii) the employee’s Base Pay projected for such calendar quarter (the “Purchase Consideration”);

Step 2:	Determine the quotient of (i) the Fair Market Value of the common stock on the offering date, divided by (ii) 85% (the “Purchase Price”); and

Step 3:	Determine the maximum number of shares permitted to be purchased by multiplying (i) the Purchase Consideration by (ii) the Purchase Price.

Notwithstanding the above general formula and the parameters set forth in the ESPP, the Board or the Compensation Committee may specify a maximum number of shares that each participant can purchase during an offer as well as the aggregate number of shares that may be purchased by all participants during the offer. If (i) the aggregate number of shares intended by the employees, in the aggregate, to be purchased pursuant to the exercise of rights granted pursuant to the ESPP offer is greater than (ii) the maximum number of shares specified by the Board or the Committee as being available for purchase, then the Board or the Committee will make a pro rata allocation of shares available for purchase among participants.

39

Pursuant to Section 423(b) of the Code, no employee may purchase, pursuant to the ESPP, more than $25,000 of common stock per year (determined at the time the rights were granted). If an employee’s contributions to the ESPP exceed such amount in any given calendar year, then payroll deductions for that employee will cease and will not resume until the beginning of the next calendar year (assuming the individual is eligible to participate in the ESPP at such time).

All costs of administration of the ESPP are paid by the Company and its participating affiliates.

If a participant takes a leave of absence or has a period of inactive employment, and the participant continues to receive Base Pay, the participant can elect to continue payroll deductions during the first 90 days of the paid leave or period of paid inactive employment. If a participant does not receive Base Pay during a leave of absence or an inactive period and returns to active employment from inactive status or a leave of absence, the participant’s payroll deductions will resume automatically if the participant returns to active employment or from a leave of absence within 90 days. If the participant elects to discontinue contributions, the election will be treated as a withdrawal from the plan. In all events, the participant will be treated as having withdrawn from the plan on the ninety-first day of any period of inactive employment or leave of absence.

Employees may, at any time and for any reason, by giving written notice to the Company or following such other procedure as may be required or permitted by the Company, elect to withdraw from further participation in the ESPP.

Amendment and Termination of the ESPP

Each offering will commence on the first day of each calendar quarter and continue for one calendar quarter each. The Board may suspend offerings or terminate the ESPP at any time and for any reason.

The terms of the ESPP are subject to change at any time in the Company’s sole discretion, unless stockholder approval is required by Section 423 of the Code or by any other applicable law or administrative requirement. The Board may review and modify the operation and administration of the ESPP on a periodic basis. Upon termination of the ESPP, the entire account of each participant will be distributed as soon as practicable.

Summary of U.S. Federal Income Tax Consequences

The following is intended only as a general summary of the Federal income tax consequences of participation in the ESPP and does not purport to be a complete statement of such consequences. This summary does not address the state and local tax consequences of plan participation, which may differ from the Federal tax consequences. In addition, this summary does not address the estate tax consequences of plan participation.

The ESPP is not qualified under Section 401(a) of the Code. A participant’s contributions to the ESPP through payroll deductions are not tax deductible and instead are subject to employment and income taxes even though such amounts are not received by the employee and are instead paid directly to the ESPP. Such amounts are, however, treated as part of the employee’s cost basis of the common stock purchased under the ESPP.

No tax liability results upon either (i) the grant of a right to purchase stock pursuant to the ESPP, or (ii) the purchase of common stock pursuant to the ESPP. Instead, the employee becomes liable for Federal income tax on the disposition of the common stock acquired pursuant to the ESPP.

(1)	Stock Purchased Pursuant to the ESPP and Disposed of Following the Expiration of the Applicable Holding Period, or Upon the Employee’s Death

In order to receive the beneficial treatment provided under Section 423 of the Code, a participant must hold the acquired common stock for two years from the date of the offer, or one year from the date of purchase, whichever is later (the “holding period”). If an employee disposes of shares acquired under the ESPP after the expiration of the holding period, or if an employee dies while holding any share acquired under the ESPP, the employee recognizes income equal to the difference between (i) the employee’s adjusted tax basis in the shares acquired, and (ii) the purchase consideration received in connection with the sale of such shares.

40

Except in the case of death, an employee’s adjusted tax basis of the shares in the employee’s hands at the time of the disposition will generally equal the price paid for the shares increased by the amount, if any, included in the employee’s gross income as compensation. In the case of death of the employee, the basis of the shares to the employee’s estate or heirs will be determined under Section 1014 of the Code.

The income arising from the sale of stock purchased pursuant to the ESPP and sold after the expiration of the applicable holding period is bifurcated into two component parts, each of which is subject to different tax treatment. The first component part is treated as ordinary income and must be included, as compensation, in the employee’s gross income in the taxable year of disposition or death. With respect to each share, such amount is equal to the lesser of:

•	the excess of (i) the Fair Market Value of such share at the time of the disposition or death, over (ii) the amount paid for such share, or

•	the excess of (i) the Fair Market Value of the share on the first day of the offering, over (ii) 85% of the Fair Market Value of the share on the first day of such offering.

The second component is treated by the employee as capital gain and is comprised of any gain from the disposition of such shares which is not treated as compensatory ordinary income.

The Company is not allowed a corresponding deduction for the amount treated as ordinary compensatory income.

(2)	Stock Purchased Pursuant to the ESPP and Disposed of Before the Expiration of the Applicable Holding Period

The income arising from the sale of stock purchased pursuant to the ESPP and sold before the expiration of the applicable holding period is similarly bifurcated into two component parts. The first component part is treated as ordinary income and must be included, as compensation, in the employee’s gross income in the taxable year of the disposition. Such amount is calculated as the excess of (i) the Fair Market Value of the share in the date of the purchase, over (ii) the purchase price paid for such share. The second component is treated by the employee as capital gain and is comprised of any gain from the sale of such shares which is not treated as compensatory ordinary income. Upon a disposition of shares prior to the expiration of the applicable holding period the Company is allowed a corresponding deduction in the same year, and in the same amount required to be included in gross income by the employee, assuming such amount is an ordinary and necessary business expense and satisfies the test respecting reasonable compensation.

Dividends declared and paid by the Company and any other distributions that are made with respect to common stock held in a participant’s account will be considered gross income to the participant.

Any gain or loss from the sale of any rights or other property distributed with respect to a share of common stock held on behalf of a participant is gain or loss to the participant.

New Plan Benefits

Because the benefits under the amended and restated ESPP as set forth in this proposal will depend on each eligible individual’s voluntary election to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by any eligible individual if this proposal is approved by our shareholders.

41

Existing Plan Benefits

The following table sets forth the number of shares of the Company’s common stock that were purchased under the existing ESPP during the transitional nine months ended December 31, 2016 by the individuals and groups identified below.

Name and Position	Number of Shares
Joseph R. Mitchell President and Chief Executive Officer	0

David I. Rosenthal Treasurer, Secretary and Chief Financial Officer	0

Adrian P. Schaffer Vice President of Sales and Business Development	0

All executive officers	0

All directors who are not executive officers	0

All employees excluding executive officers	64,148

Required Vote

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required for this proposal. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

42

PROPOSAL 4: Advisory Vote to Approve Compensation for Our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, shareholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This advisory vote offers shareholders the opportunity to endorse or not endorse the Company’s executive compensation policies and practices described in this proxy statement. Last year, over 76% percent of the advisory votes cast by the Company’s shareholders approved of our executive compensation policies and practices. As selected by our shareholders at the 2011 Annual Meeting of Shareholders and approved by our Board, an advisory vote to approve the compensation of our named executive officers is held annually, subject to the advisory vote to recommend the frequency of such vote as set forth in Proposal 5 for the Annual Meeting.

Our executive compensation programs are designed with the objectives of attracting, motivating and retaining highly qualified executives, providing performance-based incentives for the attainment of strategic business objectives, rewarding superior performance and aligning the interests of our executives with those of our shareholders. Accordingly, we are submitting the following resolution for shareholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

For a more complete discussion of our compensation policies and practices please see the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative disclosures in this proxy statement.

Your vote on this matter is advisory and non-binding, and therefore cannot overrule any decisions made by the Board. However, the Compensation Committee will consider the outcome of this shareholder vote in its future deliberations on executive compensation.

Required Vote

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required for this proposal. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

43

PROPOSAL 5: Advisory Vote to Recommend the Frequency of Future Advisory Votes to Approve Compensation for Our Named Executive Officers

In addition to providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (see Proposal 4), we also are seeking a non-binding, advisory vote on how frequently the advisory vote on executive compensation should be presented to shareholders, as required by Section 14A of the Exchange Act. You may vote to have the advisory vote on executive compensation held every one, two or three year(s), or you may abstain from voting.

Our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative and, therefore, our Board recommends that you vote for a one year frequency for the advisory vote on executive compensation. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their timely feedback on our compensation philosophy, policies and practices.

Required Vote

The option of one, two or three year(s) that receives the greatest number of votes will be considered the frequency selected by our shareholders of future advisory votes to approve compensation for our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR EVERY “ONE YEAR” AS THE OPTION FOR CONSIDERING, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS

44

PROPOSAL 6: Ratification of Selection of independent registered public accounting firm

The Audit Committee of the Board has selected Hein & Associates LLP, a registered public accounting firm, as the Company’s independent auditors for the year ending December 31, 2017, and has further directed management to submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Hein & Associates LLP was engaged as the Company’s auditors in August 2015. Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s governing documents, nor law, require shareholder ratification of the selection of Hein & Associates LLP as the Company’s independent auditors. However, the Audit Committee is submitting the selection of Hein & Associates LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Independent Auditor’s Fees

The following table represents aggregate fees billed to the Company by Hein & Associates LLP for the transitional nine months ended December 31, 2016 and twelve months ended March 31, 2016, respectively:

	Nine Months Ended December 31, 2016	Twelve Months Ended March 31, 2016
Audit Fees (1)	$105,990	$98,015
Audit–Related Fees (2)	$8,610	$–
Tax Fees	$–	$–
All Other Fees	$–	$–

(1)	Audit Fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and professional services rendered related to comfort letter procedures for stock offering and providing consent to include the Auditor’s opinion in registration statements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported in Audit Fees.

All fees described above incurred in connection with services performed by Hein & Associates LLP were approved by the Audit Committee.

45

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Hein & Associates LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit). The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Disagreements with Auditors

There have been no disagreements with Hein & Associates LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Required Vote

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required for this proposal. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

46

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee of the Board has furnished the following report on its activities:

The Audit Committee reviewed and discussed the audited financial statements in the Transition Report on Form 10-K for the nine months ended December 31, 2016 with Hein & Associates LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with Hein & Associates LLP matters required to be discussed under applicable standards, including Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301. The Audit Committee also reviewed with management and Hein & Associates LLP the reasonableness of significant judgments and the clarity and quality of disclosures in the financial statements, not just the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Hein & Associates LLP also provided to the Audit Committee the written disclosures and the letter required by the PCAOB regarding Hein & Associates LLP’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Hein & Associates LLP their independence from management and the Company, including the matters in the written disclosures required by the PCAOB, and considered whether Hein & Associates LLP’s provision of non-audit services is compatible with the auditors’ independence.

In accordance with the Audit Committee policy and applicable law, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by Hein & Associates LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit). Non-audit services, such as tax return preparation, are provided by service providers other than Hein & Associates LLP.

The Audit Committee discussed with Hein & Associates LLP the overall scope and plans for their audit and met with the auditors to discuss the results of their examinations, their consideration and testing of the Company’s internal controls as part of their audit, and the overall quality of the Company’s financial reporting. The Committee also reviewed the Company’s disclosure controls. Three Audit Committee meetings were held during the transitional nine months ended December 31, 2016.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Transition Report on Form 10-K for the nine months ended December 31, 2016 and filed with the SEC.

The Audit Committee of the Board of Directors:

Stephen J. Roy

Joseph P. Sellinger

John E. Sztykiel

March 16, 2017

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

47

PROPOSALS BY SHAREHOLDERS FOR THE 2018 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2018 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be submitted in writing by -, 2018 to our Corporate Secretary at the address below.

Our bylaws further provide that a shareholder proposal of other business that is not submitted for inclusion in the Company’s proxy materials, but that a shareholder instead wishes to present directly at the 2018 Annual Meeting of Shareholders, must be submitted by notice in writing and received by our Corporate Secretary at the address below not less than 60 days or more than 90 days before the 2018 Annual Meeting of Shareholders. However, in the event that less than 40 days’ notice or prior public disclosure of the date of the 2018 Annual Meeting of Shareholders is given or made to the shareholders, such notice must be received not later than the close of business on the tenth day following the day we provide notice of, or publicly disclose, the date of the 2018 Annual Meeting of Shareholders.

Our bylaws also provide that nominations to the Board for the 2018 Annual Meeting of Shareholders may not be made by shareholders unless written notice is received by our Corporate Secretary at the address below before -, 2018. However, in the event the date for the 2018 Annual Meeting of Shareholders has been changed by more than 30 calendar days from the date of the Annual Meeting, such written notice must be received not less than 30 days prior to the date of the 2018 Annual Meeting of Shareholders.

Any proposals or nominations described above must be delivered to: UQM Technologies, Inc., 4120 Specialty Place, Longmont, Colorado 80504, Attention: Corporate Secretary. Please refer to the advance notice provisions of our bylaws for additional information and requirements regarding shareholder nominations or other shareholder proposals.

We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and SEC requirements for submitting a proposal or nomination. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters. If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.

ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Annual Report, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act. Written requests for the Annual Report should be directed to:

Corporate Secretary

UQM Technologies, Inc.

4120 Specialty Place

Longmont, Colorado 80504

Phone (303) 682-4900

The Annual Report is also available on the Company’s web site at www.uqm.com or at the web site that the SEC maintains at www.sec.gov.

48

APPENDIX A

UQM TECHNOLOGIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

(amended and restated, effective August 30, 2017)

1.            Preamble. UQM Technologies, Inc., a Colorado corporation, formerly known as Unique Mobility, Inc. (together with its Subsidiary Corporations, hereinafter referred to, unless the context otherwise requires, as the “Company”), established the Unique Mobility, Inc. Employee Stock Purchase Plan (the “Plan”), effective April 1, 1990. The Plan was amended in April 2003 to change the name of the Plan to UQM Technologies, Inc. Employee Stock Purchase Plan in connection with the change in the Company’s name. The Plan was previously amended and restated effective as of November 12, 2009. The Company’s Board of Directors adopted this amendment and restatement effective as of August 30, 2017, subject to shareholder approval.

2.            Purposes. The Plan is intended to provide a method whereby eligible employees of the Company and its Subsidiary Corporations, as defined in Paragraph 3(e) below and that are designated as provided in Paragraph 13 below, will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the $0.01 par value voting Common Stock of the Company (the “Common Stock”). It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

3.            Definitions.

(a)            “Base pay” means an Employee’s rate of regular compensation (before reduction for contributions to plans maintained pursuant to Sections 125, 132(t)(4), and 401(k) of the Code) in effect on the applicable Offering Commencement Date, but excluding payments for overtime, shift premium, incentive compensation, bonuses, and other special payments.

(b)            “Committee” means the Compensation Committee of the Company’s Board of Directors.

(c)            “Employee” means any individual who provides services to the Company or a Subsidiary Corporation as a common law employee, whose remuneration is subject to the withholding of federal income tax pursuant to Code section 3401, and who is customarily employed for more than 20 hours per week and more than five months in a calendar year by the Company or a Subsidiary Corporation. Employee shall not include any individual (a) who provides services to the Company or a Subsidiary Corporation under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (b) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Code section 3401 even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

(d)            “Plan Administrator” means the person appointed by the Company or the Committee to maintain the records of the Plan.

2

(e)            “Subsidiary Corporation” shall mean any present or future corporation that (i) would be a “subsidiary corporation” with respect to the Company as that term is defined in section 424 of the Code, and (ii) is designated as a participant in the Plan by the Committee described in Paragraph 13.

4.            Eligibility.

(a)            Participation in the Plan is completely voluntary. An Employee will be eligible to become a participant in an offering if employed by the Company for six months or more, measured from date of employment, on the applicable offering Commencement Date. Whether or not an Employee participates in any offering will not have any effect on his or her eligibility to participate in any subsequent Offerings.

(b)           Any provision of the Plan to the contrary notwithstanding, an Employee shall not be granted an option under the Plan:

(i)            if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation (for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee and stock that an Employee may purchase under all outstanding rights and options shall be treated as stock owned by the Employee); or

(ii)            that permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiary corporations as specified by Section 424(d) of the Code to accrue at a rate that exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c)            Officers of the Company and any designated Subsidiary Corporation shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

3

5.            Offering Dates. From and after the effective date of this Plan, the Plan will be implemented by offerings of Common Stock of the Company. The first such offering (“Offering I”) shall commence on April 1, 1990 (the “Offering I Commencement Date”) and shall terminate on June 30, 1990 (the “Offering I Termination Date”). Each subsequent offering shall be consecutively numbered Offering II, III, etc., shall commence on July 1, 1990 and every three months thereafter (the “Offering II, III, etc. Commencement Date”) and shall terminate on September 30, 1990 and every three months thereafter (the “Offering II, III, etc. Termination Date”). Participation in any of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

6.            Participation.

(a)            An eligible Employee may become a participant by completing an authorization for a payroll deduction up to the maximum amount permitted on the form provided by the Company and filing it with the Committee during the month immediately preceding the applicable offering Commencement Date, or at such other time or place as may be established from time to time by the Committee.

(b)            Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when an authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 11.

7.            Payroll Deductions.

(a)            At the time a participant files an authorization for a payroll deduction, the participant shall elect to have deductions made from his or her Base Pay, and held by the Company in its general funds, on each payday during the time the Employee is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10% of the Base Pay in effect on the Offering Commencement Date.

4

(b)            All payroll deductions made for each participant and held by the Company shall be credited to a book account for each participant that shall reflect the cumulative payroll deductions made for such participant and available for the purchase of Common Stock. A participant may not make any separate cash payments into such account.

(c)            A participant may discontinue participation in the Plan as provided in Paragraph 11, but no other change can be made during an Offering and, specifically, a participant may not alter the rate of payroll deductions for that Offering.

(d)            Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Paragraph 4(b) above, a participant’s payroll deductions may be decreased to zero percent at any time during an Offering. Payroll deductions shall recommence at the rate originally elected by the participant effective as of the beginning of the first Offering in the next calendar year, unless terminated by the participant.

8.            Terms and Conditions of Options.

(a)            On the applicable Offering Commencement Date when a participant’s authorization for a payroll deduction becomes effective, the participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: 85% of the market value of the Common Stock on the applicable offering Commencement Date shall be divided into an amount equal to (x) that percentage of the Employee’s Base Pay which lie or she has elected to have withheld, multiplied by (y) the Employee’s projected Base Pay for the applicable Offering Period, calculated on the assumption that the Employee’s Base Pay remains constant over the Offering Period. The market value of the Company’s Common Stock shall be determined in accordance with Paragraph 8(c).

5

(b)            In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any Employee as well as a maximum aggregate number of shares that may be purchased by all eligible Employees pursuant to such Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c)            The option price of Common Stock purchased with payroll deductions made during each offering for a participant therein shall be 85% of the composite closing price of the Common Stock on the NYSE American on the applicable Offering Commencement Date (or the next regular business date on which trades of shares of Common Stock shall be reported on the NYSE American if no shares have been traded on the Offering Commencement Date). If the Common Stock is listed or admitted for trading on any other national stock exchange, the option price of the Common Stock shall be 85% of the composite closing price of the Common Stock on such exchange on the applicable Offering Commencement Date (or the next regular business date on which trades of shares of shares of Common Stock shall be reported on the NYSE American if no shares have been traded on the Offering Commencement Date).

(d)            Fractional shares will not be issued under the Plan and any accumulated payroll deductions that would have been used to purchase fractional shares, together with any amounts that are in excess of the limitations of Paragraph 8(a), shall be returned to each participant promptly following the termination of an Offering.

6

9.            Exercise of Option.

(a)            A participant who has not given a written notice of withdrawal in accordance with Paragraph 11 and who has not terminated employment (except on account of death or disability) may elect (1) to exercise his option to purchase shares of Common Stock (but not in excess of the number of whole shares for which options have been granted the participant pursuant to paragraph 8(a) and subject to any limit on the maximum number of shares that may be permitted with respect to the Offering), with any excess refunded in cash as provided in Paragraph 8(c), or (2) to have the amount credited to his account paid in cash, without interest. A participant or beneficiary, as the case may be, may not elect to have a portion of the amount credited to his account used to purchase Common Stock and a portion of the amount credited to his account paid in cash. No amount credited to a Participant’s account during one offering may be carried over to another offering. A participant who fails to timely elect to exercise his option shall be deemed to have elected to have the amount credited to his account paid to him in cash.

(b)            Each participant shall notify the Committee of his election to exercise the option to purchase Common Stock or to have the amount credited to his account paid in cash no later than the tenth day after the Offering Termination Date. The Committee shall furnish forms to each participant for purposes of making such elections.

(c)            No options granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If, on any Offering Termination Date under the Plan, the Plan is not so registered or in such compliance, no options granted under the Plan or any Offering shall be exercised on such Offering Termination Date, and the purchase date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the purchase date shall not be delayed more than 12 months and the purchase date shall in no event be more than twenty-seven (27) months from the Offering Commencement Date. If on the Offering Termination Date, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no options granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

7

10.           Delivery. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the shares of Common Stock purchased upon the exercise of the participant’s option.

11.           Withdrawal and Termination.

(a)            Prior to the applicable Offering Termination Date, any participant may withdraw payroll deductions credited to the participant’s account by giving written notice of withdrawal to the Committee, which shall then cause the Company to return to the participant all of the participant’s payroll deductions, without interest, credited to his account as promptly as practical after receipt of the notice of withdrawal, and no further payroll deductions for such participant will be made during such Offering. For administrative convenience, the Committee may cause the Company to pay all requested withdrawals received during a given period, such as a month, at one time. The Company may, at its option, treat any attempt to borrow by a participant on the security of the accumulated payroll deductions allocated to the participant’s account as an election, under this Paragraph 11(a), to withdraw such deductions.

8

(b)            A participant’s withdrawal from any Offering will not have any effect upon eligibility to participate in any subsequent Offering or in any similar plan that may hereafter be adopted by the Company.

(c)            Prior to the Offering Termination Date, upon termination of the participant’s employment with the Company and all Subsidiary Corporations for any reason, including retirement but excluding death or disability while in the employ of the Company or a Subsidiary Corporation, the payroll deductions credited to the participant’s account, without interest, will be returned to the participant, or, in the case of a participant’s death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14. For purposes of the Plan, a participant shall be considered disabled if the Committee, in its sole discretion, determines that the participant is unable to perform the usual and customary requirements of his or her job with the Company and will be unable to do so for at least six months.

(d)            Prior to the offering Termination Date, upon termination of the participant’s employment because of death or disability, the participant or the participant’s beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Committee prior to the expiration of the period of 90 days commencing with the death or disability of the participant, and prior to the tenth day after the Offering Termination Date, either

(i)            to withdraw all of the payroll deductions credited to the participant’s account, or

(ii)            to exercise the participant’s option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant’s death or disability for the purchase of the number of full shares of Common Stock which the amount in the participant’s account at the date of the participant’s death or disability will purchase at the applicable option price, and any excess credited to such Account will be returned to said participant or his or her beneficiary.

9

In the event that no such written notice of election shall be duly received by the Committee within the time period required above, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death or disability, and the same will be paid promptly to said participant or beneficiary. Notwithstanding the foregoing, if a participant’s employment with the Company and all Subsidiary Corporations terminates because of disability more than three months prior to the Offering Termination Date, the provisions of this Paragraph 11(d) shall not apply and the provisions of Paragraph 11(c) shall apply to such participant.

(e)            Options granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such options are granted.

12.           Stock.

(a)            The maximum number of shares of Common Stock that shall be made available for sale under the Plan is 1,200,000, as such number may be adjusted pursuant to Paragraph 17. The initial maximum number of shares was 200,000. By resolution adopted November 12, 2009, the Board increased the maximum number of shares by an additional 500,000 shares. By resolution adopted August 30, 2017, the Board further increased the maximum number of shares by an additional 500,000 shares. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again become available under the Plan.

(b)            A participant shall have no interest in Common Stock covered by the participant’s option until such option has been exercised.

10

13.           Administration. The Plan shall be administered by the Committee. The Committee shall have the power, subject however, at all times to the final jurisdiction of the Company, which shall rest in the Board of Directors of the Company, within the limitations of the Plan:

(a)            To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(b)            To designate from time to time which Subsidiary Corporations shall be eligible to participate in the Plan.

(c)            Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rules or regulations adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee or the Board of Directors. The records of the Plan shall be maintained by the Plan Administrator, which shall also perform any other duties delegated to it by the Committee.

11

14.           Designation of Beneficiary. A participant may file with the Company, pursuant to rules adopted by the Committee, a written designation of a beneficiary who is to receive any Common Stock and/or cash pursuant to the provisions of the Plan in the event of the participant’s death. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock to such beneficiary and/or pay any cash in the participant’s account to the beneficiary, as may be required under the provisions of Paragraph 11(d). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall cause such cash to be paid to the person or persons or the entity duly designated by the participant, as shown on the Company’s records, as his or her beneficiary for the proceeds of any Company paid life insurance. In the absence of such a beneficiary who is living at the time of the participant’s death, the Company shall cause such cash to be paid to the executor or administrator of the estate of the participant, or if no such executor or administrator of the estate has been appointed (to the knowledge of the Company) the Company, in its discretion, may pay such cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock or in amounts credited to the participant’s account.

12

15.           Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 11.

16.           Ownership of Deductions. All payroll deductions received or held by the Company shall remain the property of the respective participants in the Plan, and the Company shall have no interest in such amounts until the exercise of options and the purchase of the Common Stock pursuant to Paragraph 9.

17.           Effect of Changes in Capital Structure. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, or subdivision, or if the Company takes any other action of a similar nature affecting such Common Stock (excluding, however, any reorganization under the United States Bankruptcy Code), then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted, in each case to such extent and in such manner, if at all, as may be determined by the Board upon the recommendations of the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve unimpaired the rights of the holder of such option.

13

18.           Amendment of the Plan.

(a)            The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

Increase the number of shares reserved for options under the Plan;

(i)            Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”)); or

(ii)            Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

Notwithstanding paragraph 18(a)(i) above, the Board may determine that, if the stockholders of the Company fail to approve an increase in the number of shares reserved for options under the Plan, options granted and exercised with respect to such unapproved shares shall not be treated as options granted under Code section 423, and the exercising participant shall recognize compensation income, subject to wage withholding upon exercise of the option equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price.

14

(b)            Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

19.           Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Committee.

20.           Merger or Consolidation. In the event of:

(a)            a dissolution or liquidation of the Company;

(b)            a merger or consolidation in which the Company is not the surviving corporation;

(c)            a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

(d)            the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

15

21.           Termination or Suspension of the Plan.

(a)            The Board in its discretion may terminate the Plan at any time. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)            Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

22.           Effective Date Approval of Stockholders. The Plan was adopted by the Board of Directors of the Company on December 15, 1989, to be effective as of April 1, 1990, and was approved by the stockholders on March 13, 1990. The Plan was previously amended and restated effective as of November 12, 2009. This amendment and restatement shall be effective as of August 30, 2017, subject to shareholder approval; provided however, that any options granted with respect to the additional 500,000 shares shall not be treated as options granted under Section 423 of the Code unless the stockholders of the Company approve the increase within 12 months after the Board adopts the amendment.

16

PROXY CARD

UQM Technologies, Inc.
4120 Specialty Place, Longmont, Colorado 80504

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
UQM TECHNOLOGIES, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS - November 30, 2017

Joseph R. Mitchell and David I. Rosenthal, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of UQM Technologies, Inc. to be held on November 30, 2017 or any postponement or adjournment thereof.

The Board of Directors is not aware of any other matters to be presented at the meeting for approval by the shareholders.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED BY THE SHAREHOLDER ON THE PROXY CARD. IF NO SUCH DIRECTIONS ARE INDICATED, THESE SHARES WILL BE VOTED “FOR” APPROVAL OF THE ISSUANCE BY THE COMPANY OF THE SECOND STAGE SHARES PURSUANT TO THE TERMS OF THE PURCHASE AGREEMENT, “FOR” THE ELECTION OF THE DIRECTOR NOMINEES, “FOR” THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES, “FOR” THE ADVISORY APPROVAL OF COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS, “ONE YEAR” FOR THE ADVISORY RECOMMENDATION ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS, AND “FOR” THE RATIFICATION OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

(Continued and to be signed on reverse side.)

UQM TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 3, 4, 5, AND 6, AND “FOR” THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 2.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

1.	To approve the issuance of UQM common stock of the Second Stage Shares pursuant to the terms of the stock purchase agreement, dated August 25, 2017 (the “Purchase Agreement”), entered into with China National Heavy Duty Truck Group Co., Ltd. and its wholly-owned subsidiary, Sinotruk (BVI) Limited, for purposes of complying with Section 713 of the NYSE American Company Guide.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To elect a Board of five directors for a term expiring at the 2018 Annual Meeting of Shareholders or until the respective successors have been duly elected and qualified.

01. Donald W. Vanlandingham	02. Joseph R. Mitchell	03. Stephen J. Roy	04. Joseph P. Sellinger	05. John E. Sztykiel

☐ Mark here to vote “FOR” all nominees	☐ Mark here to “WITHOLD” vote from all nominees	☐ “FOR” all EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below 01☐ 02☐ 03☐ 04☐ 05☐

3.	To approve the amendment and restatement of the Company’s Employee Stock Purchase Plan to increase the number of shares available for issuance by 500,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve, on an advisory basis, the compensation for our named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To vote, on an advisory basis, on the frequency of future advisory votes to approve compensation for our named executive officers.

ONE YEAR ☐	TWO YEARS ☐	THREE YEARS ☐	ABSTAIN ☐

6.	To ratify the appointment of Hein & Associates LLP to act as our independent registered public accounting firm for the year ending December 31, 2017.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

Dated: ______________, 2017	Signature(s)

Print Name(s)

Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give a title as such.